ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of June 17, 1996, by and among Vikron, Inc., a Wisconsin corporation ("Seller"), Northland Aluminum Products, Inc., a Minnesota corporation ("Northland"), Ahead Wisconsin Acquisition Corporation, a Delaware corporation ("Purchaser"), and Ahead Technology, Inc., a Delaware corporation ("Ahead"). Seller and Northland are sometimes collectively referred to in this Agreement as "Selling Parties."

                                    RECITALS

     A. Seller is in the business of manufacturing, selling and distributing magnetic data reading and recording heads and other types of magnetic heads (the "Business").

     B. Northland and Donald A. Puls ("Puls") are the owners, of record and beneficially, of all of Seller's issued and outstanding capital stock.

     C. Seller desires to sell certain specified property and assets and to assign certain specified agreements to Purchaser, and Purchaser desires to acquire such property and assets, and assume such agreements, on the terms and conditions specified in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

     1. Purchase and Sale of Assets; Assumption of Certain Liabilities.

     1.1 Assets Purchased. Upon the terms and subject to the conditions of this Agreement, Purchaser shall purchase, and Seller shall sell, assign, transfer and convey to Purchaser at the Closing (as defined in Section 9 hereof), all of the following tangible and intangible assets, properties, licenses, and rights (collectively, the "Assets"), free and clear of all liens, claims, options, rights of third parties and encumbrances, whether contingent or otherwise:

     1.1.1 All equipment, machinery, furniture, fixtures, tools, trade fixtures, and other tangible property of Seller (except real property and inventory), listed on Schedule 1.1.1 hereof (the "Fixed Assets"), and any and all assignable warranties of third parties covering the Fixed Assets.

     1.1.2 All inventory, work in progress, stock in trade, finished goods and raw materials and supplies of Seller as of the Closing Date (the "Inventory").

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     1.1.3 All rights of Seller under all customer sales/purchase orders for
Seller's products, distributor agreements, supply and maintenance contracts, license agreements, personal property leases, purchase orders and barter arrangements, which are set forth on Schedule 1.1.3 attached hereto (the "Assumed Contracts").

     1.1.4 All service marks, copyrights, brand names, trade names, know-how, symbols, inventions, programs, trade secrets, logos and telephone numbers related to or connected with the Business, including, without limitation, the product catalogues used or distributed by Seller in connection with the Business and the names "Vikron" and "Vikron Magnetic Heads" and all derivations thereof, all lists of suppliers, customers and prospects, all Federal and state applications for protection or registration of any of the foregoing and all intangibles appurtenant thereto, which are listed on Schedule 1.1.4 (the "Proprietary Rights").

     1.1.5 All files and correspondence pertaining to customers, prospects and suppliers, and all other documents, materials and supplies related to the Business (the "Business Records").

     1.1.6 All vehicles listed on Schedule 1.1.6 (the "Vehicles").

     1.1.7 All accounts receivable, notes receivable, negotiable instruments and chattel paper of Seller outstanding on the Closing Date which are listed on
Schedule 1.1.7 (the "Accounts Receivable").

     1.1.8 All cash on hand and in financial institutions, cash equivalents (including letters of credit issued by customers of Seller) and investments, including any such cash, cash equivalents or investments held in Northland's accounts but allocated to or otherwise held for the benefit of Seller (the "Cash").

     1.1.9 All prepaid advertising.

     1.2 Excluded Assets. It is expressly agreed that Purchaser shall purchase only those Assets set forth in Section 1.1 above. In particular, and without otherwise limiting or reducing the scope of the preceding sentence, the parties specifically acknowledge that Purchaser shall not purchase any of the following (the "Excluded Assets"): (i) any real property of Seller, including the land, buildings and other improvements located at 520 and 525 Blanding Woods Road South, St. Croix Falls, Wisconsin, and more fully described on Schedule 3.16 hereof (the "Real Property"); and (ii) any other tangible or intangible assets listed on Schedule 1.2 hereof.

     1.3 Assumption of Certain Liabilities. Purchaser shall assume no liabilities or obligations of Seller whatsoever, except for the following liabilities (the "Assumed Liabilities") which Purchaser shall assume, discharge, perform when due, and indemnify Seller against:


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     1.3.1 Trade accounts payable as of the Closing Date to the extent incurred in the ordinary course of business and set forth on Schedule 1.3 hereof.

     1.3.2 Liabilities accruing under the Assumed Contracts from and after the Closing Date, but not any liability for defaults thereunder by Seller.

     1.3.3 Liabilities and obligations of Seller for warranty repairs, returns and replacements by former customers of Seller relating to products invoiced or shipped to such customers within one year prior to the Effective Date; provided, however, that Seller shall reimburse Purchaser for the costs of only those such claims for which work was done in accordance with any applicable warranty and which exceed in the aggregate $50,000. Purchaser shall provide Seller with quarterly reports regarding work done under warranty.

     1.3.4 Liabilities and obligations of Seller incurred in the ordinary course of the Business from the Effective Date (as defined below) through Closing.

     1.4 Liabilities Not Assumed. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not assume, discharge or indemnify Seller against any debt, obligation or liability of any kind not expressly assumed pursuant to
Section 1.3 hereof. In particular, and without otherwise limiting or reducing the scope of the preceding sentence, the parties specifically acknowledge that Purchaser shall not assume, discharge, or indemnify Seller against any of the following:

     1.4.1 Debts, liabilities, obligations or commitments of Seller arising out of or related to or created by this Agreement or the transactions contemplated hereby (including, without limitation, any federal or state income or franchise tax liabilities or sales or use tax liabilities); provided, however, that Purchaser shall pay any taxes arising out of the transfer of the Vehicles to Purchaser.

                  1.4.2 Debts, liabilities, obligations or commitments of Seller arising out of, or relating to the ownership or operation of the Assets or the Business by Seller prior to the Effective Date (unless expressly assumed pursuant to this Agreement), including, without limitation, debts, liabilities, obligations or commitments arising out of or relating to Seller's payroll obligations (including, without limitation, vacation pay, severance pay, bonuses, etc.), utilities, leases of real property, retirement or profit sharing plans, medical plans, insurance policies, and worker's compensation obligations.

     2. Purchase Price; Adjustments; Lease.

     2.1 Purchase Price. Purchaser shall pay to Seller, as the full purchase price (the "Purchase Price") for the Assets, the amount of Three Million Seven Hundred Eighty-Five Thousand Dollars ($3,785,000).


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     2.2 Payment. At Closing, Purchaser shall pay to Seller the cash portion of the Purchase Price by wire transfer in same day funds, subject to credits and adjustments under this Agreement, and any payments due under the Lease (as defined in Section 2.5).

     2.3 Adjustment to Purchase Price. The Purchase Price shall be adjusted as follows:

     2.3.1 Obsolete Inventory. Purchaser shall be entitled to a Purchase Price credit of up to $75,000 for obsolete Inventory, on the following terms and conditions:

          (a) Within 10 business days after the Closing, Seller shall deliver to Purchaser a schedule, certified by Seller's president, listing the Inventory of Seller (including the quantity and gross value of the constituent elements thereof) as of the Closing Date (the "Seller's Schedule"). Purchaser shall have 10 business days after receipt of the Seller's Schedule to verify the contents thereof. If Purchaser disputes the Seller's Schedule, then the parties shall expeditiously and in good faith resolve the dispute by any commercially reasonable means, including without limitation conducting a physical inventory.

          (b) After the Closing, Purchaser covenants to (i) install a computer system which is capable of accurately tracking the Inventory, and (ii) endeavor to operate in a commercially reasonable manner to sell the Inventory on a first-in-first-out basis.

          (c) On or about (but not before) the date which is 3 years after the Closing Date, Purchaser shall deliver to Seller a schedule, certified by Purchaser's president, listing those items of Inventory which were on the Seller's Schedule and which remain unsold (the "Purchaser's Schedule"). Seller shall have 10 business days after receipt of the Seller's Schedule to verify the contents thereof. If Seller disputes the Purchaser's Schedule, then the parties shall expeditiously and in good faith resolve the dispute by any commercially reasonable means, including without limitation conducting a physical inventory.

          (d) Any items of Inventory listed on the Purchaser's Schedule (as verified by Seller) shall be deemed to be obsolete. Seller shall pay Purchaser in cash, as a Purchase Price credit, one-half of that portion of the gross value of such obsolete Inventory which exceeds $50,000; provided, however, that in no event shall the maximum gross value attributable to obsolete Inventory for purposes of this Section 2.3.1 exceed $200,000.

     2.3.2 Cash Credit. Purchaser shall be entitled to a credit against the Purchase Price equal to the amount of Cash on hand at Closing that is not surrendered to Purchaser at Closing. For purposes of ascertaining the amount of Cash on hand at Closing, Seller shall provide Purchaser with a final reconciliation of Cash, detailing inflows and outflows therefrom, from the Effective Date to the Closing (the "Reconciliation"), certified by Seller's chief financial officer, as soon as possible after the Closing, but in no event more than 15 days thereafter. Purchaser shall have 10 business days after receipt to audit the


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Reconciliation. If Purchaser disagrees with the Reconciliation, then it shall notify Seller of that fact. If Purchaser and Seller are unable to reach a resolution in good faith within a reasonable period of time, not to exceed 30 days, then an independent auditor shall be retained, at the expense of Seller and Purchaser equally, to audit the Reconciliation. The determination of such independent auditor shall be final. Seller shall pay to Purchaser a cash credit of the amount of Cash not surrendered at Closing as determined by the Reconciliation.

     2.4 Allocation. The Purchase Price and the Assumed Liabilities shall be allocated among the Assets in the manner set forth in Schedule 2.4 hereof, as may be required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended. Purchaser and Seller shall report this transaction for federal and state income tax purposes in accordance with such allocation.

     2.5 Lease of the Real Property. Purchaser shall lease the Real Property from Seller for a period of three (3) years from the Closing Date, pursuant to the terms of the lease between Purchaser, as tenant, and Seller, as landlord, attached hereto as Schedule 2.5 (the "Lease"). As payment in full for base rent due and owing under the Lease, Purchaser shall pay to Seller the sum of Two Hundred Thousand Dollars ($200,000) in cash funds at Closing.

     3. Representations and Warranties of Selling Parties.

     Selling Parties, jointly and severally, represent and warrant to Purchaser as follows:

     3.1 Organization; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Seller has the requisite corporate power and authority to own, lease and operate its properties and assets, including without limitation the Assets, and to carry on its Business as now being conducted. Northland is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Northland has the requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its businesses as now being conducted.

     3.2 Authority. Each of Seller and Northland has full corporate power and authority to execute and to deliver this Agreement and all other agreements executed and delivered or to be executed and delivered by Seller and Northland, respectively, in connection with the transactions contemplated hereby, including, without limitation the documents specified in Section 9 hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of each of Seller and Northland and, in the case of Seller, approved by the vote of Northland and Puls, and no other corporate proceedings on the part of either Seller or Northland and no approvals or consents of any other persons are necessary to


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


authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Selling Party and constitutes a valid and binding agreement of each Selling Party, enforceable against each Selling Party in accordance with its terms. Seller has the number of shares of a single class of common stock (the "Shares") set forth on Schedule 3.2 hereto. Schedule 3.2 sets forth the total number of Shares issued and outstanding. Northland and Puls are the only beneficial and record owners of all such Shares. Neither Northland nor Puls has granted any proxies or otherwise granted to any other person or entity the right to vote or consent with regard to the Shares.

     3.3 Financial Statements; Absence of Certain Changes. Seller has delivered to Purchaser true and complete copies of (a) the unaudited balance sheets of Seller at December 31, 1995 and the related statements of income, cash flow and changes in shareholders equity for the fiscal year then ended; and (b) unaudited balance sheets of Seller at March 31, 1996 (the "Effective Date") and related statements of income and cash flow of Seller for the periods then ended, all of which have been prepared in accordance with the accounting principles and practices consistently followed by Seller for prior periods, all of which are set forth on Schedule 3.3 attached hereto (collectively, the "Financial Statements"). Except as set forth on Schedule 3.3, such balance sheets, including the related notes, fairly present, in all material respects, the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Seller at the dates indicated and such statements of income, cash flow and changes in shareholders equity fairly present the results of operations, cash flow and changes in shareholders equity of Seller for the periods indicated. Except as set forth on Schedule 3.3, the unaudited financial statements for the periods ending on the Effective Date contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position for the periods then ended, except with respect to interim statements for year-end adjustments. The Financial Statements specifically identify the assets and liabilities which, if the Closing had been held on the Effective Date, would have been transferred to or assumed by Purchaser in accordance herewith.

     3.4 Existing Condition. Since the Effective Date, except as provided on
Schedule 3.4, neither Selling Party with respect to the Business has:

     3.4.1 incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to Seller or any of Seller's assets or properties;

     3.4.2 sold, encumbered, assigned or transferred any assets or properties which would have been included in the Assets if the Closing had been held on the


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Effective Date or on any date since then, except for the sale of Inventory in the ordinary course of business consistent with past practice;

     3.4.3 created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

     3.4.4 made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

     3.4.5 declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

     3.4.6 suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $10,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

     3.4.7 suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

     3.4.8 received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

     3.4.9 made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $10,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets;

     3.4.10 increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;


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     3.4.11 changed any of the accounting principles followed by it or the methods of applying such principles;

     3.4.12 made any distribution or transfer whatsoever of cash or other assets to Northland other than in the ordinary course of business consistent with past practice which is not otherwise subject to the other provisions of this Section 3.4; or

     3.4.13 entered into any transaction other than in the ordinary course of business consistent with past practice (except as otherwise disclosed in Schedule 3.4).

     3.5 Assumed Liabilities. Seller has delivered to Purchaser a true, complete, and correct copy of each written instrument or document governing the Assumed Liabilities. All of the Assumed Liabilities of Seller are set forth in
Schedule 1.3, attached hereto, none of which have been amended or modified except as disclosed in Schedule 1.3. Seller is not in default under any of the Assumed Liabilities and is not aware of any actions or omissions which might result in such default upon notice or the passage of time, or both.

     3.6 No Default; Consents and Approvals. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated herein will (i) violate any provision of the Articles of Incorporation or Bylaws of either Seller or Northland (true and complete copies of which have heretofore been delivered to Purchaser by Seller); (ii) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any agreement, lease, indenture or instrument to which the Seller is a party, including, without limitation the Assets or the Assumed Liabilities, or by which it or any of the Assets may be bound; (iii) result in the creation of any lien, charge or encumbrance upon the Assets; (iv) violate any judgment, order, injunction, decree or award against, or binding upon, Seller, the Assets or Assumed Liabilities; or (v) constitute a violation by either Selling Party of any law or regulation applicable to Selling Parties, the Assets or the Assumed Liabilities.

     Except as expressly set forth on Schedule 3.6 hereto, all consents, releases or waivers from third parties (including, without limitation), governmental and regulatory authorities which may be necessary to prevent the transactions provided for herein causing a breach, acceleration or default of the type specified in this Section 3.6 have been obtained.

     3.7 Identification of Assets. The Schedules enumerated in Section 1 hereof constitute a materially complete and accurate description of the Assets required to be set forth in such schedules. Except for the Excluded Assets, the assets included in the Assets and the Lease are sufficient to carry on the Business in the manner in which Seller has conducted the Business immediately prior to the Effective Date and the Closing.


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

     3.8 Title to Assets. Seller has good and marketable title to all Assets, all of which, except as provided in Schedule 3.6, are free and clear of any restrictions on or conditions to transfer or assignment and free and clear of mortgages, liens, security interests, encumbrances, claims, charges or adverse interest of any kind or character (collectively, the "Encumbrances") of any other person or entity. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of the Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with past practice for the sale of Inventory. Inventory, including all work-in-progress, has been fully paid for and is not subject to any conditional sales contract, consignment or other Encumbrances whatsoever, nor does any third party have any interest or claim therein.

     3.9 Condition of Tangible Assets. All equipment and other material items of tangible property and assets which would be included in the Assets if the Closing took place on the date hereof are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform in all material respects to all applicable laws, ordinances, codes, rules and regulations, and authorizations relating to their construction, use and operation. No person other than Seller owns any equipment or other tangible assets or properties situated on the premises of Seller or necessary to the operation of the Business, except for leased items disclosed on Schedule 3.9 hereto and for items of immaterial value.

     3.10 Accounts Receivable. The Accounts Receivable of Seller arising from the Business as set forth on the Financial Statements or arising since the Effective Date thereof are valid and genuine, have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice, are not subject to valid defenses, set-offs or counterclaims, and are collectible within one hundred and twenty (120) days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the Financial Statements, the recorded allowance for collection losses on the Financial Statements. The allowance for collection losses on the Financial Statements has been determined in accordance with generally accepted accounting principles consistent with past practice.

     3.11 Inventory. Subject to the provisions of Section 2.3.1, all Inventory, including without limitation raw materials, work-in-process and finished goods, reflected on the Financial Statements or acquired since the date thereof was acquired and has been maintained in the ordinary course of the Business, is of good and merchantable quality. Seller is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers, except for warranty returns in the ordinary course of business.

     3.12 Absence of Undisclosed Liabilities. Except as provided in Schedule 3.12, to the best knowledge of the Selling Parties, Seller has no liabilities or


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obligations with respect to the Business, either direct or indirect, matured or unmatured or absolute, contingent or otherwise except:

     3.12.1 those liabilities or obligations set forth on the Financial Statements and not heretofore paid or discharged;

     3.12.2 liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on
Schedule 3.24 attached hereto; and

     3.12.3 those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the Effective Date.

     For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

     3.13 Tax and Other Returns and Reports. All federal state, local and foreign tax returns, reports, statement and other similar filings required to be filed by Selling Parties (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions win which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of Seller for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Return, or heretofore or hereafter claimed to be due by any taxing authority for Seller, have been properly accrued or paid. The accruals for Taxes contained in the Financial Statements are adequate to cover the tax liabilities of Seller with respect to the Business as the Effective Date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to the Effective Date to make any of such accruals inadequate. Neither Seller nor Northland has received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations of or tax claims asserted against Seller or any of its assets or properties. Seller has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of Seller. Seller has no knowledge of any basis for any additional assessment of any Taxes. Seller has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation the portion of such deposits relating to taxes imposed upon Seller.

     3.14 Books of Account. Except as set forth in Scheduled 3.14, the books, records and accounts of Seller maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Seller with respect to the Business. Except as set forth in Scheduled 3.14, Seller has not engaged in any transaction with respect to the Business, maintained any bank account for the Business or used any of the funds of Seller in the conduct of the Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Business.

     3.15 Compliance With Laws. Except as set forth in Schedule 3.15, to the best knowledge of the Selling Parties, the conduct of the Business by Seller, the condition and Seller's occupancy of the Real Property, and the condition and use of the Assets are not in violation in any material respect of any applicable federal, state and local statutes, laws or regulations, including without limitation any applicable laws and regulations relating to building, zoning, environmental, health and safety, employee safety and the employment of labor (including those laws and regulations relating to wages, hours, collective bargaining, non-discrimination in employment and the withholding and payment of taxes and contributions). Neither Seller nor Northland has received any notice of any such violation which has not been remedied.

     3.16 Real Property. Schedule 3.16 to this Agreement contains a complete and accurate legal description of the Real Property, together with a description of all buildings, fixtures and other improvements located on the Real Property. Seller has no knowledge that the zoning for the Real Property prohibits the existing improvements or continuation of the Business being conducted on such Real Property. Seller has not commenced, nor has Seller received notice of the commencement of, any proceeding that would affect the present zoning classification of such Real Property. To Seller's best knowledge, there are no unrecorded easements (including prescriptive easements), subleases, licenses or other rights of occupancy existing with respect to the Real Property.

     3.17 Intentionally Omitted.

     3.18 Employee Agreements. Except as set forth on Schedule 3.18, Seller is not a party to any collective bargaining agreement or other similar labor agreements, or any medical, life insurance, pension, retirement, deferred compensation, profit sharing or other incentive or fringe benefit plan, agreements or arrangements providing for employee remuneration or benefits.


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

     3.19 Customers. Seller has not received notification and has no reason to believe that any of the current customers or suppliers of the Business, including, without limitation, the suppliers designated in Schedule 3.19 attached hereto, will cease doing business, or will materially reduce the amount of business such suppliers and customers currently conduct with respect to the Business.

     3.20 Intentionally Omitted.

     3.21 Proprietary Rights. The Proprietary Rights listed or described in
Schedule 1.1.4, hereto are the sole and exclusive property of Seller, and to Seller's best knowledge the name Vikron is available for use in jurisdictions in which Seller is currently doing business. No licenses, sublicenses, or other rights have been granted or entered into by Seller with respect to the Proprietary Rights. All registered Proprietary Rights listed in Schedule 1.1.4 are current, unexpired and in good standing, and all Proprietary Rights are free and clear of all security interests, liens, encumbrances, and other restrictions. Seller has not at any time knowingly taken, or permitted to be taken, any action, or permitted any use, nor is Seller aware of any such action or use that would impair the validity or enforceability of any of the Proprietary Rights, or Purchaser's exclusive ownership thereof.

     3.22 Litigation. Except as set forth on Schedule 3.22 hereto, there is no suit or action (equitable, legal, administrative or otherwise), proceeding or, to the best knowledge of Seller, investigation of any kind pending or, to the best knowledge of Seller, threatened against Seller, or which relates to the Assets or Assumed Liabilities, nor is there any factual basis of which Seller is aware for any such suit, action, proceeding or investigation (including, without limitation, any relating to environmental, health, safety or Hazardous Substances matters) against Seller or which could affect the Assets, the Assumed Liabilities or the Real Property, or which could affect the ability of Seller to carry out the transactions contemplated hereunder in accordance with the terms hereof. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may adversely affect Seller, the Assets or the transactions contemplated hereby.

     3.23 Insurance. The Assets and Business of Seller are insured under various policies of general liability and other forms of insurance, all of which are described on Schedule 3.23 attached hereto, which discloses for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full. Seller has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years.

     3.24 Contracts and Commitments. Except as listed on Schedule 3.24 attached hereto, Seller is not a party to any written or oral:

     3.24.1 agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Business;

     3.24.2 agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of the Business involving in any one case $5,000 or more;

     3.24.3 agreement, contract or commitment to sell or supply products ("Goods Contracts") or to perform services ("Services Contracts") in connection with the Business involving in any one case $10,000 or more;

     3.24.4 agreement, contract or commitment relating to the Business continuing over a period of more than six (6) months from the date hereof or exceeding $5,000 in value;

     3.24.5 distribution, dealer, representative or sales agency agreement, contract or commitment relating to the Business;

     3.24.6 lease under which Seller is either lessor or lessee relating to the Assets or any property at which the Assets are located, including the Real Property;

     3.24.7 note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the Business or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person relating to the Business;

     3.24.8 agreement, contract or commitment for any charitable or political contribution relating to the Business;

     3.24.9 commitment or agreement for any capital expenditure in excess of $10,000 relating to the Business;

     3.24.10 agreement, contract or commitment limiting or restraining Seller, the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to Seller's knowledge, is any employee of Seller engaged in the conduct of the Business subject to any such agreement, contract or commitment;

     3.24.11 license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by Seller in the conduct of the Business; or

     3.24.12 material agreement, contract or commitment relating to the Business not made in the ordinary course of business.

     Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed on Schedule 3.24 or not required to be listed therein because of the amount thereof, under which Purchaser is to acquire rights or obligations hereunder is valid and enforceable in accordance with its terms, Seller is, and to Seller's knowledge all other parties thereto are, in compliance with the provisions thereof, Seller is not, and to Seller's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, to the best knowledge of Puls, Roger Bares, David Dalquist, Joel Mitchell and Jim Campeau (collectively, "Seller's Executive Officers"), no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of Seller's Executive Officers, contains any contractual requirement with which there is a reasonable likelihood Seller or any other party thereto will be unable to comply. No written or oral agreement, contract or commitment described therein requires the consent of any party to its assignment in connection with the transactions contemplated hereby.

     3.25 Availability of Documents. Seller has made available to Purchaser copies of all documents, including without limitation all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings authorizations, permits, licenses, patents, trademarks, tradenames, service marks, copyrights and applications therefor listed on the schedules attached hereto or referred to herein. Such copies are true and complete and modifications thereto or waivers currently in effect thereunder.

     3.26 Conditions Affecting Seller. There is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, data bases, personnel, vendors, suppliers, operations, assets or prospects of the Business which are known to Seller's Executive Officers which would materially adversely affect the business, operations or prospects of Seller considered as a whole, other than such conditions as may affect as a whole the economy generally. Seller does not have any reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

     3.27 Full Disclosure. None of the representations and warranties made by Selling Parties in this Agreement or the schedules hereto, or in any certificate or document furnished or to be furnished by Selling Parties in connection with the Closing, or any of them, or on their behalf, contains or will contain any untrue statement of a material fact, or omit or state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Any information contained on any schedule hereto shall be deemed to have been disclosed for purposes of this Agreement, but only if such information has relevance to the schedule on which it appears.

     4. Representations and Warranties of Purchaser and Ahead.

     Purchaser and Ahead represents and warrants to Seller as follows:

     4.1 Corporate Existence and Organization. Each of Purchaser and Ahead is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and otherwise operate its properties and assets.

     4.2 Authority. Each of Purchaser and Ahead has full corporate power and authority to execute and to deliver this Agreement and all other agreements executed and delivered or to be executed and delivered by Purchaser and Ahead in connection with the transactions contemplated hereby, including without limitation the documents specified in Section 9 hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser and Ahead, and no other corporate proceedings on the part of Purchaser and Ahead and no approvals or consents of any other persons are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and Ahead and constitutes a valid and binding agreement of Purchaser and Ahead, enforceable against Purchaser and Ahead in accordance with its terms.

     4.3. Net Worth of Ahead. The net worth of Ahead as of March 31, 1996 was $5,500,000.

     4.4 No Additional Representations. None of the Selling Parties has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Selling Parties, the Assets or the Business, except as expressly set forth in this Agreement or the schedules hereto (the "Information"). None of the Selling Parties will have or be subject to any liability to Purchaser or any other person resulting from the distribution, to Purchaser, or Purchaser's use of, any information other than the Information.

     4.5 No Knowledge of Misrepresentations or Omissions. Purchaser has not in bad faith failed to inform the Selling Parties that either Steve Conlisk, Stuart Platt or Arthur Honegger has actual knowledge that (i) the representations and warranties of the Selling Parties in this Agreement or any Schedule hereto are not true and correct in all material respects, (ii) the schedules to this Agreement contain material errors or (iii) there are material omissions from the schedules.

     5. Intentionally Omitted. .

     6. Purchaser's Conditions to Closing.

     The obligation of Purchaser to purchase the Assets and lease the Real Property and consummate the related transactions provided for under this Agreement are subject to the fulfillment or waiver by Purchaser in writing, at or prior to Closing, of each and all of the conditions precedent listed below.

     6.1 Execution and Delivery of Documents. Selling Parties shall have executed and delivered to Purchaser all of the documents and agreements specified in Section 9 below.

     6.2 Performance. Selling Parties shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Selling Parties on or before the Closing Date.

     6.3 Consents. All necessary agreements and consents of any third parties (including, without limitation, all parties set forth in Schedule 3.6 hereto) to the consummation of the transactions contemplated by this Agreement shall have been obtained by Seller and delivered to Purchaser.

     6.4 Proceedings. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance satisfactory to Purchaser and its counsel, and Purchaser shall have received counterpart originals or certified copies of such documents as it may reasonably request.

     6.5 Auditor's Letter. Purchaser shall have received from Selling Parties' auditor a reliance letter with respect to the Financial Statements, in form and substance reasonably satisfactory to Purchaser.

     6.6 No Material Adverse Change. During the period from the date of balance sheet included in the Financial Statements to the Closing Date, none of the Assets shall have sustained any material loss or damage (whether or not such damage or loss is insured) nor shall there have been any material adverse change in the financial condition or prospects of the Seller.

     6.7 Accuracy of Representations and Warranties. All warranties and representations by the Selling Parties in this Agreement, or in any schedule, exhibit, document or certificate furnished to Purchaser in connection with the transactions contemplated by this Agreement, shall be true in all material respects on and as of the Closing Date.

     7. Selling Parties' Conditions to Closing.

     The obligations of Selling Parties to sell the Assets and consummate the related transactions provided for under this Agreement are subject to the fulfillment or waiver by Selling Parties in writing, at or prior to Closing, of each and all of the conditions precedent listed below.

     7.1 Execution and Delivery of Documents; Performance. Purchaser shall have executed and delivered to Selling Parties all of the documents and agreements specified in Section 9 below, and performed and complied with all covenants and agreements of Purchaser required to be performed or complied with prior to Closing.

     7.2 Accuracy of Representations and Warranties. All representations and warranties of Purchaser and Ahead in this Agreement, or in any schedule, exhibit, document or certificate furnished to Seller in connection with the transactions contemplated by this Agreement, shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

     8. Other Covenants; Post-Closing Obligations.

     8.1 Additional Agreements with Selling Parties.

     8.1.1 Non-Competition Agreement. Seller and Puls shall enter into a covenant not to compete (the "Non-Competition Agreement") substantially in the form set forth at Schedule 8.1.1 hereto and providing that during the period of 36 months beginning on the Closing Date neither Seller nor Puls shall directly or indirectly, within any areas identified in the Non-Competition Agreement, compete in the business of the manufacturing, marketing, or sale of products or goods sold by, or substantially similar in style to the products or goods sold by, Seller as of the Closing Date, all as more fully set forth in the Non-Competition Agreement.

     8.2 Use of Name. On the Closing Date, Seller shall take all actions necessary to cause its name to be changed to a name which bears no resemblance to its current name, including, without limitation, deletion of the words "Vikron" from its name, and shall file with the Office of the Wisconsin Secretary of State a certificate of amendment to Seller's

Articles of Incorporation reflecting such change of name, and an appropriate name change notice in each state where Seller is qualified to do business. Neither Seller nor Northland shall use the name "Vikron" in connection with any business operated by Seller or Northland after the Closing. Seller shall cooperate with any application by Purchaser to use the name "Vikron" or any similar name in connection with Purchaser's operation of the Business acquired by Purchaser.

     8.3 Receipt of Mail. From and after the Closing Date, Purchaser shall have the sole and exclusive right to receipt of all mail addressed to Seller. Purchaser shall deliver to Seller any such mail not applicable to the Assets or the Business within three (3) business days of Purchaser's receipt thereof.

     8.4 Certain Discounts. Schedule 8.4 hereto contains a list of Seller's suppliers who have agreed to provide price or other discounts or concessions to Seller with respect to merchandise or services purchased from such suppliers and a description of each such arrangement, including the amounts involved and the terms thereof. Seller and Purchaser agree that the benefit of all such discounts and concessions to the extent transferable shall inure to the benefit of Purchaser and the parties hereto agree to take such steps as are necessary to effect such agreement.

     8.5 Receipt of Accounts Receivable. From and after the Closing Date, Selling Parties shall immediately forward to Purchaser any payments from creditors or other amounts received, including without limitation accounts receivable for goods invoiced or shipped after the Effective Date, to which Purchaser is entitled in accordance with the terms of this Agreement. Seller shall be permitted to collect for its own account any Accounts Receivable for which it has paid to Purchaser under Section 11.

     8.6 Employees. Purchaser shall have no obligation whatsoever to employ any person currently employed by Seller with respect to the Business. Any such persons employed by Purchaser, if any, will be treated and deemed as "new hires" by Purchaser. Purchaser shall have the right, but not the obligation, to interview and to employ any one or more of Seller's employees, and Seller will not make any change in compensation payable or to become payable to any employee (including severance or vacation pay and compensation payable pursuant to bonus or pension plans or other employee plans or other benefits to such employees) prior to the Closing without having first obtained the written consent of Purchaser.

     8.7 Manufacturer's Warranties. Seller covenants and warrants that it shall use its best efforts to obtain a transfer to Purchaser of all manufacturer's warranties relating to the Assets, to the extent such warranties are transferable.

     8.8 Sales Tax. Seller shall be responsible for and bear the cost of all sales, excise, transfer and use taxes arising by virtue of the purchase and sale of the Assets hereunder.

     8.9 Payment of Creditors. Seller shall pay all amounts owing its creditors when due, excluding Assumed Liabilities and amounts withheld pending the resolution of any good faith disputes.

     8.10 Further Assurances. Purchaser and Selling Parties each represents, warrants and covenants to the other that if at any time after the execution of this Agreement the other party shall reasonably consider or be advised that any further assignments or assurances in law are necessary or desirable to carry out the intent and accomplish the purposes of this Agreement according to its terms, such party shall furnish any additional information, execute and deliver such documents and make all such proper assignments and assurances and do all things necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement and to consummate the transactions contemplated by this Agreement according to its terms.

     9. Closing.

     9.1 Time of Closing. The closing of the transactions contemplated herein (the "Closing") shall be held on June 17, 1996, or at such other time as the parties hereto shall mutually agree to (the "Closing Date"). The parties mutually acknowledge and agree for the purposes of this Agreement that time is of the essence.

     9.2 Delivery of Cash and Documents. On the Closing Date, the parties shall deliver to each other the following:

     9.2.1 Two original, fully executed copies of a Warranty Bill of Sale in the form of Schedule 9.2.1 hereto together with such other instruments and documents as Purchaser shall reasonably require to vest Purchaser with marketable title to the Assets, free and clear of all liens, charges, and encumbrances.

     9.2.2 Two original fully executed copies of an Assignment of Intangibles in the form of Schedule 9.2.2 hereto.

     9.2.3 Two original fully executed copies of an Assignment and Assumption of Contracts in the form of Schedule 9.2.3 hereto.

     9.2.4 Two original fully executed copies of the Lease.

     9.2.5 Two original copies of all written consents of parties whose consents are required to assign the Assumed Liabilities as required pursuant to Section
6.3 and Schedule 3.6.

     9.2.6 Two original copies of an affidavit to the effect that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate within the meaning of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     9.2.7 The Purchase Price, to be paid by Purchaser by cashier's check or wire transfer in accordance with Section 2.2, subject to applicable adjustments and credits hereunder, and the rent due at Closing under the Lease.

     9.2.8 Original certificates of title conveying the Vehicles listed on
Schedule 1.1.6 to Purchaser.

     9.2.9 Original executed certificates of the officers of Seller, Northland, Purchaser and Ahead in the form of Schedule 9.2.9(a), Schedule 9.2.9(b),
Schedule 9.2.9(c) and Schedule 9.2.9 (d), respectively.

     9.2.10 Two original fully executed copies of the Non-Competition Agreement on the form of Schedule 8.1.1 hereto.

     9.2.11 An original opinion of legal counsel for Selling Parties, in the form set forth in Schedule 9.2.11 hereto.

     9.3 Action at Closing. All requirements with respect to Closing shall be considered as having taken place simultaneously, and no delivery shall be considered as having been made until all deliveries and closing transactions have been accomplished.

     10. Indemnity.

     10.1 Selling Parties' Indemnity. Selling Parties, and each of them, hereby jointly and severally indemnify, defend and hold harmless Purchaser, Ahead, their respective officers, directors, shareholders, employees, agents, successors and permitted assigns, and each of them (the "Purchaser Indemnitees"), against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including without limitation interest, penalties and reasonable attorneys' fees and court costs (collectively "Claim(s)"), that any of Purchaser Indemnitees shall incur or suffer, which arise, result from, or relate to:

          (i) any misrepresentation with respect to, breach of, or failure by Selling Parties to perform, any of their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, document, exhibit or other instrument furnished or to be furnished by Selling Parties, or any of them, under this Agreement; or

          (ii) except as otherwise expressly assumed by any of Purchaser Indemnitees hereunder, any alleged tort, breach of contract or other wrongdoing or cause of action or Claim incurred relating to the conduct of the Business or ownership of the Assets by Seller prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of Seller or any director, officer, employee, agent, representative or subcontractor of Seller.

     10.2 Purchaser's and Ahead's Indemnity. Purchaser and Ahead, and each of them, hereby jointly and severally indemnify, defend and hold harmless Selling Parties, their respective officers, directors, shareholders, employees, agents, successors and assigns, and each of them (the "Seller Indemnitees"), against and in respect of any and all Claims that any of Seller Indemnitees shall incur or suffer, which arise, result from or relate to:

          (i) any misrepresentation with respect to, breach of, or failure by Purchaser or Ahead to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, document, exhibit or other instrument furnished or to be furnished by Purchaser or Ahead, or any of them, under this Agreement;

          (ii) the Assumed Liabilities; or

          (iii) any alleged tort, breach of contract or other wrongdoing or cause of action or Claim incurred relating to the conduct of the Business or ownership of the Assets following the Closing Date or which result from or arise out of any action or inaction after the Closing Date of Purchaser or any director, officer, employee, agent, representative or subcontractor of Purchaser.

            10.3  Notice; Defense of Third-Party Claims.

     10.3.1 If any indemnified party intends to seek indemnification under this
Section 10, that party shall promptly deliver a written notice to the indemnifying party; provided that failure to give notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent it has been prejudiced by that failure.

     10.3.2 The indemnifying party shall have the right to settle or assume the defense of such claim, including the employment of counsel reasonably satisfactory to the indemnified party. If the indemnifying party elects to settle or defend such claim, it shall promptly notify the indemnified party of its intent to do so. If the indemnifying party elects not to settle or defend such claim, the indemnified party shall have the right to contest, settle or compromise the claim without prejudice to any rights to indemnification under this Section 10. Regardless of which party is controlling the settlement or defense of any claim, (i) both the indemnified party and the indemnifying party shall act in good faith, (ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that all fees, costs and expenses of such counsel shall be borne by the indemnified party, unless the indemnifying party and indemnified party have different available defenses to such third-party claim, in which case all such fees, costs and expenses shall be borne by the indemnifying party, and (iii) no entry of judgment or settlement of a claim may be agreed to without the written consent of both the indemnified party and the indemnifying party, which consent shall not be unreasonably withheld. So long as the indemnifying party is contesting any claim, the indemnified party shall not pay or settle any such claim.

     10.3.3 The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the settlement or defense of any such claim, and timely notices of, and the right to participate pursuant to subsection (ii) above in any hearing or other court proceeding relating to such claim.

     10.4 Survival. The representations, warranties and indemnification provisions contained in this Agreement shall survive the Closing for a period of two years thereafter (the "Survival Period"). If notice of one or more claims subject to indemnification is given as provided in Section 10.3 on or before the end of the Survival Period, the indemnification right hereunder shall survive until all such claims have been finally resolved and all other indemnification rights have been satisfied.

     10.5 Exceptions for Indemnified Losses.

     10.5.1 Notwithstanding the provisions of Section 10.1, Claims for which the Purchaser Indemnitees are entitled to indemnification shall not include the first $50,000 of Claims sustained or incurred by the Purchaser Indemnitees as a result of or arising out of the matters described in Section 10.1 (the "Basket Amount"); provided, however, that any Claims arising out of or relating to any breach by Selling Parties of any of the representations and warranties set forth in Sections 3.1 and 3.2 shall not be subject to the Basket Amount, nor shall the amount of any such Claims be included with other Claims by Purchaser in determining whether such Basket Amount has been reached; provided further, that for the sole purpose of determining the satisfaction of the Basket Amount, all representations, warranties, covenants, agreements or understandings referred to in Sections 3.3, 3.7, 3.9, 3.12, 3.15, 3.16, 3.19, 3.22 and 3.24 of this
Agreement shall be read so as to exclude therefrom the terms "material" and "to the best knowledge of" (or words of similar import) and the effect thereof on this Agreement.

     10.5.2 Notwithstanding the provisions of Section 10.1, Claims for which the Purchaser Indemnitees are entitled to indemnification pursuant to Section 10.1 shall not exceed $3,785,000.

     10.5.3 Any proceeds from insurance paid to or on account of the Purchaser as a direct result of any fact, event or circumstance requiring indemnity pursuant to

Section 10.1 shall constitute a credit which shall be offset against the total Claim (before the application of Section 10.5.1).

     10.5.4 Any Claim calculated for purposes of Section 10.1 shall be calculated taking into account any offsetting federal, state, local or foreign tax benefits that may accrue because of such Claim to Purchaser.

     10.6 Termination of Indemnification Obligations. After the Survival Period, the parties shall be released from the agreements of indemnification contained in this Section 10 in respect of any claims that shall not have been made prior to such date. Such agreements of indemnification shall remain effective in respect of claims made in writing by giving notice as provided in Section 10.3 prior to the end of the Survival Period until such claims are finally determined and satisfied in full.

     10.7 Exclusive Remedy. The enforcement of the agreement of indemnification contained in this Section 10 shall be, after the Closing Date, the exclusive remedy of the parties hereto for any claims with respect to matters covered in
Section 10.1 and 10.2 hereof whether sounding in tort, contract or otherwise, and the parties hereto waive all remedies otherwise available to such parties save only remedies which by law may not be waived.

     10.8 Hazardous Substances. Notwithstanding anything contained in this
Section 10 to the contrary, the provisions of this Section 10 shall not in any way be applicable to any liabilities incurred with respect to Hazardous Substances by any party hereto, and the sole recourse of the parties hereto with respect to any such liability extending from Hazardous Substances shall be as provided in Section 11.

     11. Hazardous Substances.

     11.1 Representations of Selling Parties. Selling Parties, jointly and severally, represent and warrant to Purchaser and Ahead that, except as set forth in Schedule 11 and to the best knowledge of Seller, neither the Assets nor the Real Property contain any Hazardous Substances (as defined below), whether located upon or beneath Real Property, and to Seller's best knowledge no debris has been buried beneath the surface of the Real Property. Seller has not discharged, and has no knowledge that any other person has discharged, any Hazardous Substances on the Real Property. Except as set forth in Schedule 11 and to the best knowledge of Seller, Seller is in substantial compliance with the terms and conditions of all statutes, use ordinances and regulations, federal, state and local, pertaining to the Assets and the sanitization or cleanup of the Real Property with respect to Hazardous Substances. Without limiting the other provisions of this Agreement, Seller shall cooperate with Purchaser's investigation of matters relating to the foregoing provisions of this paragraph and shall provide access to and copies of any data and/or documents dealing with potentially Hazardous Substances used at the Real Property and any disposal practices followed. Purchaser shall have the right to make inquiries of governmental agencies regarding such matters, without liability for the outcome of such discussions.

     "Hazardous Substances" means any material or substance that is (a) a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601(14), Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321; (b) a "hazardous waste" pursuant to Section 1004 or Section 1001 of the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6903, 6921; (c) a toxic pollutant under Section 307(a)(1) of the Federal Water Pollution Act, 33 U.S.C. ss. 1317(a)(1); (d) a "hazardous air pollutant" under Section 112 of the Clean Air Act, 42 U.S.C. ss. 7412; (e) a "hazardous material" under the Hazardous under the Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. App. ss. 1802(4);
(f) toxic or hazardous pursuant to regulations promulgated under the aforementioned laws; (g) a risk to the environment under any other applicable federal, state or local laws, ordinances or regulations, in each case as currently in effect. "Hazardous Substances" specifically includes asbestos, polychlorinated biphenyls ("PCBs"), petroleum and petroleum-based derivatives, and urea formaldehyde.

     11.2. Base Line Audit; Remediation.

     11.2.1 As soon as possible after Closing, Seller will cause a base line environmental sampling (the "Base Line Audit") to be conducted on the Real Property. The Base Line Audit shall be performed by an environmental consultant and in accordance with a scope and procedure mutually agreeable to Seller and Purchaser, each of whom shall pay one-half of the cost of the Base Line Audit.

     11.2.2 If the Base Line Audit indicates the presence of Hazardous Substances in, on or under the Real Property, Seller shall remediate such Hazardous Substances as soon as reasonably possible, at Seller's sole expense, in which case the Lease shall continue in full force and effect; provided, however, if the estimated cost to remediate such condition exceeds $100,000, Seller may give written notice to Purchaser within six (6) months after receipt by Seller of the Base Line Audit of Seller's desire to terminate the Lease as of the date six (6) months following the giving of such notice. If Seller elects to give such notice of Seller's intention to terminate the Lease, Purchaser shall have the right within ten (10) days after the receipt of such notice to give written notice to Seller of Purchaser's commitment to pay for the remediation of such Hazardous Substances totally at Purchaser's expense and without reimbursement from Seller except to the extent of an amount equal to $100,000. Purchaser shall provide Seller with the funds required of Purchaser or satisfactory assurance thereof within thirty (30) days following Purchaser's commitment. In such event the Lease shall continue in full force and effect, and Seller shall proceed to remediate as soon as reasonably possible and the required funds are available. If Purchaser does not give such notice and provide the required funds or assurance thereof within the times specified above, the Lease shall terminate as of the date specified in Seller's notice of termination. If the Base

Line Audit indicates that Hazardous Substances are present in, on or under the Real Property, then Purchaser's obligations under the Lease shall be abated to the same extent as provided in Section 8.1 of the Lease.

     11.3 Post Term Audit; Remediation.

     11.3.1 Upon the termination of the Lease, Purchaser shall cause a second environmental sampling (the "Post Term Audit") to be performed on the Real Property. The Post Term Audit shall be performed, if possible, by the same consultant which performed the Base Line Audit, and shall be conducted in accordance with the identical scope and procedure as with the Base Line Audit. Seller and Purchaser shall each pay one-half of the cost of the Post Term Audit.

     11.3.2 If the Post Term Audit indicates the presence of Hazardous Substances in, on or under the Real Property which were not detected by the Base Line Audit, and which are identified as resulting from one or more releases from Purchaser's operations on the Real Property, then Purchaser shall remediate such Hazardous Substances as soon as reasonably possible, at Purchaser's sole expense. Seller shall grant Purchaser reasonable access to the Real Property following the termination of the Lease to the extent required to allow Purchaser to remediate any Hazardous Substance as indicated by the Post Term Audit. If the Post-Term Audit indicates the presence of Hazardous Substances, and the cause of the release of such Hazardous Substances cannot be determined from the Post Term Audit, then Purchaser and Seller shall jointly undertake further analysis to determine the cause. Purchaser and Seller shall act in good faith to determine the responsible party, and shall apportion liability accordingly. Notwithstanding Purchaser's remediation obligations under this Section 11.3.2 and Purchaser's and Ahead's indemnification obligations under Section 11.4, Selling Parties hereby waive any claim for damages for diminution of property value or other loss, or both, arising from the completion of a government-approved remediation on the Real Property resulting from the release of any Hazardous Substances as a result of Purchaser's use of the Real Property.

     11.4 Covenants of Purchaser.

     11.4.1 Purchaser shall not engage in any activity in, on or about the Real Property which constitutes a Reportable Use (as defined below) of Hazardous Substances without the express prior written consent of Seller and compliance in a timely manner (at Purchaser's sole cost and expense) with all applicable law. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, or (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Purchaser's being responsible for the presence in, on or about the Real Property of a Hazardous Substance with respect to which any applicable law requires that a notice be given to persons entering or occupying the Real Property or neighboring properties. Notwithstanding the foregoing, Purchaser may, without Seller's prior consent, but in compliance with all applicable law, use any ordinary and customary materials reasonably required to be used by Purchaser in the normal course of Purchaser's business permitted on the Real Property, so long as such use is not a Reportable Use and does not expose the Real Property or neighboring properties to any meaningful risk of release, contamination or damage or expose Seller to any liability therefor. In addition, Seller may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Purchaser upon Purchaser's giving Seller such additional assurances as Seller, in its reasonable discretion, deems necessary to protect itself, the public, the Real Property and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Real Property (such as concrete encasements). Purchaser has listed on Schedule 11.4.1 those chemicals which it anticipates using on the Real Property after the Commencement Date (as defined in the Lease), and Seller hereby consents to the use of such chemicals by Purchaser on the Real Property.

     11.4.2 If Purchaser knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Real Property, other than as previously consented to by Seller, Purchaser shall immediately give written notice of such fact to Seller. Purchaser shall also immediately give Seller a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Real Property, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Real Property, including but not limited to all such documents as may be involved in any Reportable Uses involving the Real Property.

     11.5 Indemnification.

     11.5.1 Subject to Section 11.5.3, Selling Parties shall jointly and severally indemnify, protect, defend and hold Purchaser, Ahead, their respective agents, employees, lenders and ground lessor, if any, and the Real Property, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance or storage tank brought onto the Real Property prior to the Commencement Date by or for Seller or under Seller's control. Seller's obligations under this Section 11.5.1 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Seller, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of the Lease. Except as provided in Section 11.5.3, no termination, cancellation or release agreement entered into among Selling Parties,

Purchaser and Ahead shall release Selling Parties from their respective obligations hereunder with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Purchaser and Ahead in writing at the time of such agreement.

     11.5.2 Subject to Section 11.5.3, Purchaser and Ahead shall jointly and severally indemnify, protect, defend and hold Selling Parties, their respective agents, employees, lenders and ground lessor, if any, and the Real Property, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance or storage tank brought onto the Real Property on or after the Commencement Date by or for Purchaser or under Purchaser's control. Purchaser's obligations under this
Section 11.5.2 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Purchaser, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of the Lease. Except as provided in Section 11.5.3, no termination. cancellation or release agreement entered into among Selling Parties, Purchaser and Ahead shall release Purchaser or Ahead from their respective obligations hereunder with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Selling Parties in writing at the time of such agreement.

     11.5.3 The representations, warranties and indemnification provisions contained in this Section 11 with respect to Seller and Purchaser shall survive the Closing indefinitely. If the Base Line Audit indicates no Hazardous Substances in, on or under the Real Property, or any such Hazardous Substances are fully remediated, then the representations, warranties and indemnification provisions contained in this Section 11 with respect to Northland shall survive the Closing until the completion of the Post Term Audit. The representations, warranties and indemnification provisions contained in this Section 11 with respect to Ahead shall survive the Closing until the later of (i) the completion of the Post Term Audit, if the Post Term Audit indicates no Hazardous Substances in, on or under the Real Property, or (ii) the completion of Purchaser's remediation obligations under Section 11.3.2, if the Post Term Audit finds any such Hazardous Substances present in, on or under the Real Property.

     11.5.4 The provisions of Section 10.3 shall apply to the indemnification obligations set forth in this Section 11.5.

     12. Compliance with Bulk Sales Laws.

     Purchaser and Seller hereby waive compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. Seller shall indemnify Purchaser from, and hold it harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (i) the parties' failure to comply with any such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof, other than the Assumed Liabilities, on such terms as expressly assumed, by Purchaser pursuant to this Agreement.

     13. Taxes.

     Any and all sales, excise, transfer and use taxes applicable to the conveyance and transfer to Purchaser of the Assets shall be borne and paid for solely by Seller (except for Vehicle transfer taxes). Purchaser shall have no responsibility or liability for any income, excise, property, business, occupation, withholding or similar tax, or for taxes of any other kind or type on the Business, related to any period prior to the Effective Date, or Seller's operations and activities at the Real Property.

      14.   Miscellaneous Provisions.

     14.1 Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses (including, without limitation, legal and accounting fees) incident to the origination, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, regardless of whether such transactions are consummated.

     14.2 Schedules and Exhibits. Each of the schedules and exhibits attached hereto are incorporated herein by reference and made a part hereof for all purposes.

     14.3 Amendments or Waivers. Except as otherwise specifically stated herein, any provision of this Agreement may be amended by, and only by, a written agreement executed by Purchaser, on the one hand, and Selling Parties, on the other. Either party may extend the time for or waive the performance of any obligation of the other party, waive any inaccuracies in the representations or warranties of the other party, waive fulfillment of any conditions or contingencies to such party's obligations to consummate the transactions provided for hereunder, or waive compliance by the other party with any of the terms and conditions contained in this Agreement; provided that, each and every such extension or waiver shall be in writing.

     14.4 Further Assurances. From and after the Closing Date, the parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, and taking any and all other actions as may reasonably be required by the parties or their respective counsel to consummate or otherwise implement the transactions provided for in this Agreement.

     14.5 Successors and Assigns. This Agreement shall apply to, and inure to the benefit of, and be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.

     14.6 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Wisconsin.

     14.7 Notices. Any notice, demand, approval, consent, request, waiver or other communication which may be given or which is required to be given pursuant to this Agreement shall be in writing and shall be deemed given on the earlier of the day actually received or on the close of business on the third business day following the date deposited in the United States mail, postage pre-paid, certified or registered, addressed to the party at the address set forth after its respective name below, or at such different address as such party shall have theretofore advised the party of in writing, with copies sent to the persons indicated:

      To Purchaser:           Ahead Wisconsin Acquisition Corporation
                              520 Blanding Woods Road South
                              St. Croix Falls, Wisconsin  54024
                              Attention: Donald Puls

      To Seller:              Vikron, Inc.
                              5005 Highway 7
                              Minneapolis, Minnesota 55416
                              Attention: David Dalquist

      To Northland:           Northland Aluminum Products, Inc.
                              5005 Highway 7
                              Minneapolis, Minnesota 55416
                              Attention: David Dalquist, President

      To Ahead:               Ahead Technology, Inc.
                              c/o 3105 Patrick Henry Drive
                              Santa Clara, California  95054
                              Attention:  Steve Conlisk

or to such other address as such party shall have specified by notice in writing to the other.

     14.8 Invalid Provisions. If any provision hereof shall be held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, with the remaining provisions hereof remaining in full force and effect and unaffected by the illegal, invalid or unenforceable provision or by its severance herefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part hereof a provision as similar in terms as the illegal, invalid or unenforceable provision as may be possible and, at the same time, be legal, valid and enforceable.

     14.9 Entirety of Agreement. This Agreement (including exhibits, schedules and agreements referenced herein) and any other agreements and instruments delivered at the Closing (or after the Closing pursuant hereto) contain the entire Agreement between the parties. No representations, inducements, promises or agreements, whether oral or otherwise, which are not embodied herein or therein shall be of any force or effect.

     14.10 No Commission or Finder's Fee. Selling Parties and Purchaser each represent that no brokerage, finder's or similar fee or commission has been incurred by them or it in connection with the transactions provided for in this Agreement, other than a commission to Goldsmith, Agio, Helms & Company as broker for Seller. Selling Parties, on the one hand, and Purchaser, on the other, hereby indemnify and hold harmless the other party under Section 14.10 hereof from any brokerage, finder's or similar fee or commission incurred by such party in connection with the transactions contemplated by this Agreement.

     14.11 Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one Agreement. This Agreement shall become effective when executed and delivered by all parties hereto.

     14.12 Confidentiality. Selling Parties and their respective officers, directors and other representatives shall hold in strict confidence the terms and condition of this Agreement, except to the extent required to be provided to any tax or other governmental authority or to enforce a claim hereunder.

     14.13 Parties In Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than the parties hereto, and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the liability or obligation of any third persons to any party to this Agreement or give any third persons any right of subrogation or action over against any party to this Agreement.

     14.14 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     14.15 Purchaser's Right of Specific Performance. The Assets to be transferred under this Agreement cannot be readily purchased or sold, as the case may be, in the open market and for that reason, among others, it is agreed that Purchaser will be irreparably damaged by a failure of consummation of the transactions contemplated by this Agreement resulting from a breach by Selling Parties, or either of them, of their obligations hereunder. Accordingly, in the event of any default by Selling Parties under this Agreement, the rights of Purchaser shall be enforceable by decree of specific performance. Such remedy, however, shall be cumulative and not exclusive, and shall be in addition to any other remedies that Purchaser may have.

     14.16 Counsel. Each party hereto acknowledges and agrees that such party has been represented by counsel of its choice in connection with execution and delivery of this Agreement and this Agreement has been reviewed by such counsel to such party's satisfaction.

     IN WITNESS WHEREOF, this Agreement has been signed by duly authorized representatives on behalf of each of the parties hereto on the date first written above.

                              SELLER:

                              VIKRON, INC., a Wisconsin corporation

                              By: /s/ DAVID DALQUIST
                                  ---------------------------------------
                              Name: David Dalquist
                                    -------------------------------------
                              Title: President
                                     ------------------------------------

                              NORTHLAND:

                              NORTHLAND ALUMINUM PRODUCTS, INC., a
                              Minnesota corporation

                              By: /s/ DAVID DALQUIST
                                  ---------------------------------------
                              Name: David Dalquist
                                    -------------------------------------
                              Title: President
                                     ------------------------------------


                              PURCHASER:

                              AHEAD WISCONSIN ACQUISITION CORPORATION, a Delaware corporation

                              By: /s/ STEVE CONLISK
                                  --------------------------------------
                              Name: Steve Conlisk
                                    ------------------------------------
                              Title: Vice President-Finance
                                     -----------------------------------

                              AHEAD:

                              AHEAD TECHNOLOGY, INC., a Delaware
                              corporation

                              By: /s/ STEVE CONLISK
                                  --------------------------------------
                              Name: Steve Conlisk
                                    ------------------------------------
                              Title: Secretary
                                     -----------------------------------

                                  SCHEDULE 2.5

                                INDUSTRIAL LEASE

     THIS LEASE is made this 17th day of June, 1996, by and between Vikron, Inc., a Wisconsin corporation (hereinafter sometimes referred to as "Lessor"), and Ahead Wisconsin Acquisition Corporation, a Delaware corporation (hereinafter sometimes referred to as "Lessee"), who hereby mutually covenant and agree as follows:

                                     ARTICLE

                                 GRANT AND TERM

     GRANT. Lessor, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Lessee to be performed, hereby leases to Lessee, and Lessee hereby lets from Lessor, the real estate located at 520 and 525 Blanding Woods Road South, St. Croix Falls, Wisconsin and legally described on an exhibit which is attached hereto, identified as Exhibit A and made a part hereof by this reference, together with all improvements now located thereon during the term of this Lease, together with all appurtenances belonging to or in any way pertaining to the said premises (such real estate, improvements and appurtenances hereinafter sometimes jointly or severally, as the context requires, referred to as "Leased Premises").

     TERM. The term of this Lease shall commence on the 17th day of June, 1996 (hereinafter sometimes referred to as "Commencement Date"), and shall end three
(3) years thereafter, unless sooner terminated as set forth herein.

                                     ARTICLE

                              CONDITION OF PROPERTY

     CONDITION. Lessor shall deliver the Leased Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Leased Premises, other than those constructed by Lessee, shall be in proper operating condition on the Commencement Date. If any non-compliance with this warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of non-compliance with this warranty within sixty (60) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE. Lessor warrants to Lessee that the improvements on the Leased Premises comply in all material requests with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect with respect to the Leased Premises and the Business as conducted by the Lessor and the Leased Premises as of the Commencement Date. If the Leased Premises do not comply with this warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth the nature and extent of such non-compliance, rectify the same at Lessor's expense.

                                     ARTICLE

                                     PURPOSE

     USE. The Leased Premises shall be used and occupied only for the purpose of producing, manufacturing and selling magnetic heads.

     USES PROHIBITED. Lessee shall not permit the Leased Premises to be used in any manner which would render the insurance thereon void or the insurance risk more hazardous. Lessee shall not use or occupy the Leased Premises, or permit the Leased Premises to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would cause structural injury to the improvements, or cause the value or usefulness of the Leased Premises, or any part thereof, to diminish, or which would constitute a public or private nuisance or waste.

     If the use of the Leased Premises should at any time during the Lease term be prohibited by law or ordinance or other governmental regulation, or prevented by injunction, this Lease shall not be thereby terminated, nor shall Lessee be entitled by reason thereof to surrender the Leased Premises or to any abatement or reduction in rent, nor shall the respective obligations of the parties hereto be otherwise affected.

                                     ARTICLE

                                      RENT

     Beginning with the Commencement Date, Lessee shall pay to Lessor a monthly rental of $5,555.56. Lessee shall pay the entire sum of rent in the aggregate amount of $200,000 in advance upon execution of this Lease.

                                     ARTICLE

                                   IMPOSITIONS

     PAYMENT BY LESSEE. Lessee shall pay as additional rent for the Leased Premises, all taxes and assessments, general and special, water rates and all other impositions, (hereinafter "Impositions") ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Leased Premises, or any part thereof, or upon any improvements at any time situated thereon, accruing or becoming due and payable during the term of the Lease. Lessee may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, and Lessee shall be obligated to pay only those installments falling due during the term of this Lease.

     ALTERNATIVE TAXES. If at any time during the term of this Lease the method of taxation prevailing at the commencement of the term hereof shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease or Leased Premises, or the rent, additional rent or other income therefrom and shall be imposed upon the Lessor, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term Impositions for the purposes hereof, to the extent that such Impositions would be payable if the Leased Premises were the only property of Lessor subject to such Impositions, and Lessee shall pay and discharge the same as herein provided in respect of the payment of Impositions. There shall be excluded from Impositions all federal income taxes, federal excess profit taxes, franchise, capital stock and federal or state estate inheritance taxes of Lessor.

     RIGHT TO CONTEST. Lessee shall not be required to pay any tax, assessment, tax lien or other Imposition or charge upon or against the Leased Premises, or any part thereof, or the improvements situated thereon, so long as the Lessee shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceeding which shall have the effect of preventing the collection of the tax, assessment, tax lien or other imposition or charge so contested, provided that, pending any such legal proceedings Lessee shall give Lessor such security as may be deemed satisfactory to Lessor to insure payment of the amount of the tax, assessment, tax lien or other imposition or charge, and all interest and penalties thereon.

                                     ARTICLE

                              HAZARDOUS SUBSTANCES

     Section 11 of that certain Asset Purchase Agreement, dated as of the date hereof, among Lessor, as seller, Lessee, as purchaser, Northland Aluminum Products, Inc. and Ahead Technology, Inc. is hereby incorporated herein and made a part hereof by this reference, and Lessor and Lessee acknowledge that they are both bound by its terms.

                                     ARTICLE

                                    INSURANCE

     KINDS AND AMOUNTS. Lessee shall procure and maintain policies of insurance, at its own cost and expense, insuring the following:

     o The improvements situated upon the Leased Premises against loss or damage as provided by the standard fire and extended coverage policy. The insurance coverage shall be for not less than one hundred percent (100%) of the full replacement cost of such improvements with all proceeds of insurance payable to Lessor; and

     o Lessor and Lessee from all claims, demands or actions for injury to or death of any person in an amount of not less than $3 million for injury to or death of more than one person in any one occurrence to the limit of $5 million, and for damage to property in an amount of not less than $1 million made by or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Leased Premises. Such insurance shall comprehend full coverage of the indemnity set forth in Section 12.1 hereof.

     FORM. The aforesaid insurance shall be purchased from companies and in form, substance and amount (where not stated above) satisfactory to Lessor. The aforesaid insurance shall not be subject to cancellation except after at least thirty (30) days prior written notice to Lessor. The original insurance policies (or certificates thereof satisfactory to Lessor), together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Lessor at the Commencement Date and renewals thereof not less than thirty (30) days prior to the end of the term of each such coverage.

     MUTUAL WAIVER OF SUBROGATION RIGHTS. Whenever (1) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease in connection with the Leased Premises, and (2) such party is then covered in whole or in part by insurance in place or required to be in place pursuant to this Lease with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereupon keeping such release and waiver in full force and effect).

                                     ARTICLE

                              DAMAGE OR DESTRUCTION

     REPAIR. If the Leased Premises are damaged by any cause whatsoever, including, but not limited to, any casualty, fire, acts of God, or the elements, the damage will be repaired by and at the expense of Lessor, provided such repairs can, in Lessor's opinion, be made within one hundred twenty (120) days after notice to Lessor of the occurrence of such damage and, except as set forth below, until such repairs are completed the rent will be abated in proportion to the degree to which Lessee's use of the Leased Premises is impaired during such period of repair until such use is restored. Within thirty (30) days after notice to Lessor of the occurrence of such damage, Lessor will give written notice to Lessee indicating Lessor's estimate as to whether or not the repairs can be completed in one hundred twenty (120) days.

     RIGHTS OF CANCELLATION. If in Lessor's opinion such repairs cannot be made within such one hundred twenty (120) day-period, or if the Leased Premises are totally destroyed, Lessee may cancel this Lease upon twenty-four (24) hours written notice. Lessee must exercise this cancellation option, it at all, within thirty (30) working days of the date of total destruction or within ten (10) days after the date Lessor notifies Lessee that the repairs cannot be made in one hundred twenty (120) days. If Lessee does not cancel this Lease within the applicable period as set forth above, Lessor, at its option, may make such repairs within a reasonable time and, in such event, this Lease will continue in effect and the rent will be abated in the manner and to the extent provided above. Lessor's election to make such repairs must be evidenced by written notice to Lessee within thirty (30) days after notice to Lessor of the occurrence of the damage advising Lessee whether or not Lessor elects to make such repairs.

     DELAY IN REPAIRS. In case of any damage or destruction mentioned in this Article which Lessor is required or undertakes to repair as provided herein, if Lessor has not restored and rebuilt the Leased Premises (exclusive of any property of Lessee or improvements installed by Lessee located therein, unless the damage results from the negligence of Lessor, its agents or employees) to substantially the same condition as existed immediately prior to such damage or destruction within six months after notice to Lessor of the occurrence of such damage or destruction, Lessee may terminate this Lease by notice to Lessor any time prior to completion of the required repairs.

     NO CONSEQUENTIAL DAMAGES. No damages, compensation or claim will be payable by Lessor for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Leased Premises, unless the repair or restoration is necessitated by the negligence of Lessor, its agents or employees. Lessor will use commercially reasonable efforts to effect such repair or restoration promptly and, in such manner as not unreasonably to interfere with Lessee's use and occupancy.

     INSURANCE. Lessor is not required to carry insurance of any kind on Lessee's personal property and, unless such property is damaged as a result of the negligence of Lessor, its agents or employees, Lessor is not obligated to repair any damage thereto or to replace the same.

     DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds three (3) months' Rent, Lessor may, at Lessor's option, terminate this Lease effective one hundred twenty (120) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage.

     ADVANCE PAYMENTS. Upon the abatement of rent or the termination of this Lease pursuant to this Article 8, an equitable adjustment shall be made concerning advance Rent and any other advance payments made by Lessee to Lessor.

                                     ARTICLE

                                  CONDEMNATION

     EMINENT DOMAIN. If all or any part of the Leased Premises are taken as a result of the exercise of the power of eminent domain or any agreement in lieu thereof, this Lease will terminate as to the part so taken as of the date of taking and, in the case of a partial taking, either Lessor or Lessee has the right to terminate this Lease as to the balance of the Leased Premises by giving written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Lessee of such right to terminate is that the portion of the Leased Premises taken is of such extent and nature as substantially to handicap, impede or impair Lessee's use of the balance of the Leased Premises. The proceeds of any condemnation award or any private sale in lieu thereof will belong to and be paid to Lessor, except that Lessee will receive from the proceeds the following:

     o If separately scheduled in the award, a sum attributable to any Lessee improvements or alterations made to the Leased Premises by Lessee in accordance with this Lease, which Lessee improvements or alterations Lessee has the right to remove from the Leased Premises pursuant to the provisions of this Lease;

     o If separately scheduled in the award, a sum equal to the present value of any excess of the market value of the Leased Premises for the remainder of the term, exclusive of the Lessee improvements or alterations for which Lessee is compensated under this Article, over the minimum monthly rent payable for the remainder of the term;

     o If separately scheduled in the award, a sum attributable to that portion of the award constituting severance damages for the restoration of the Leased Premises, business interruption, trade fixtures or relocation expenses; and

     o If separately scheduled in the award, a sum to pay for Lessee's moving expenses. There will be no abatement of rent by reason of any portion of the Leased Premises being unusable for a period equal to one day or less.

     PARTIAL TAKING. In the case of a partial taking which does not result in a termination of this Lease, Rent and Impositions shall be reduced, proportionately.

     FURTHER ASSURANCES. Each party agrees to execute and deliver to the other all instructions that may be required to effectuate the provisions of this Article. If this Lease is terminated, any prepaid rent or other prepaid items must be refunded, pro-rata, to Lessee.

                                     ARTICLE

                             MAINTENANCE AND REPAIRS

     MAINTENANCE. Lessee shall keep and maintain the entire exterior and interior of the Leased Premises, including the parking area, in good condition and repair, including any necessary replacements, and in full compliance with all health and police regulations in force. Lessee shall further keep and maintain the improvements at any time situated upon the Leased Premises and all sidewalks and areas adjacent thereto, safe, secure and clean, specifically including, but not by limitation, snow and ice clearance and planting and replacing flowers and landscaping, in conformity with the lawful and valid requirements of any govern mental authority having jurisdiction over the Leased Premises. Lessor shall have no obligation to maintain, repair or replace the Leased Premises.

     ALTERATIONS. Lessee shall not create any openings in the roof or exterior walls, nor shall Lessee make any alterations or additions to the Leased Premises without the prior written consent of Lessor. Lessee shall make all additions, improvements, alterations and repairs on the Leased Premises and on and to the appurtenances and equipment thereof, required by any governmental authority or which may be made necessary by the act or neglect of any person, firm or corporation (public or private), including supporting the streets and alleys adjoining the Leased Premises.

                                     ARTICLE

                            ASSIGNMENT AND SUBLETTING

     CONSENT REQUIRED. Lessee shall not, without Lessor's prior written consent, or mortgagee's consent (1) assign, convey or mortgage this Lease or any interest under it; (2) allow any transfer thereof or any lien upon Lessee's interest by operation of law; (3) sublet the Leased Premises or any part thereof; or (4) permit the use or occupancy of the Leased Premises or any part thereof by anyone other than Lessee. Lessor agrees that it will not unreasonably withhold its consent to any assignment or sublease, provided that if Lessee requests Lessor's consent to a sublease of the entire Leased Premise, Lessor may, in lieu of granting such consent or reasonably withholding the same, terminate this Lease, effective on the commencement date specified in the sublease to which Lessor's consent was requested. No permitted assignment or subletting shall relieve Lessee of Lessee's covenants and agreements hereunder and Lessee shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment of subletting had been made.

     MERGER OR CONSOLIDATION. Lessee may, without Lessor's consent, assign this Lease to any corporation resulting from a merger or consolidation of the Lessee upon the following conditions:

     o That Lessee is not at such time in default hereunder; and

     o That such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Lessee hereunder and deliver the same to Lessor.

     OTHER TRANSFER OF LEASE. Lessee shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey, mortgage, pledge, or encumber this Lease or any interest herein.

                                     ARTICLE

                             LIENS AND ENCUMBRANCES

     ENCUMBERING TITLE. Lessee shall not do any act which shall in any way encumber the title of Lessor in and to the Leased Premises, nor shall the interest or estate of Lessor in the Leased Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Lessee. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Lessee shall accrue only against the leasehold estate of Lessee and shall be subject to and subordinate to the paramount title and rights of Lessor in and to the Leased Premises.

     LIENS AND RIGHT TO CONTEST. Lessee shall not permit the Leased Premises to become subject to any mechanic's, laborer's, or materialman's lien on account of labor or material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction or sufferance of, Lessee, provided that Lessee shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claimed lien if Lessee shall give to Lessor such security as may be deemed satisfactory to Lessor to insure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Leased Premises by reason of nonpayment thereof, and provided further that, on final determination of the lien or claim for lien, Lessee shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

                                     ARTICLE

                                    UTILITIES

     The cost of all service, including, but not limited to, gas, water, sewer and electricity shall be paid by Lessee. Lessor shall provide, to the extent now existing, to the outer boundaries of the Leased Premises service connections for water, sewer, electricity and gas.

                                     ARTICLE

                                 INDEMNIFICATION

     Lessee will protect, indemnify and save harmless Lessor and Lessor's agents from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Lessor by reason of (1) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways; (2) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, or (3) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof. In case any action, suit or proceeding is brought against Lessor and/or Lessor's agents (and/or Lessor's beneficiary or beneficiaries if Lessor is a land trustee) by reason of any such occurrence, Lessee will, at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel approved by Lessor.

                                     ARTICLE

                                   INSPECTION

     Lessor, or Lessor's agent, may enter the Leased Premises upon reasonable prior notice for the purpose of inspecting same, or of making repairs which Lessee may neglect or refuse to make in accordance with the covenants and agreements of this Lease, and also for the purpose of showing the Leased Premises to persons wishing to purchase the same, or at any time within one (1) year prior to the expiration of the Lease term, to persons wishing to rent the Leased Premises. Lessee shall, within one (1) year prior to the expiration of the Lease term, permit the usual notice of "To Let" or "For Sale" to be placed on the Leased Premises and to remain thereon without molestation.

                                     ARTICLE

                                 QUIET ENJOYMENT

     So long as Lessee is not in default under the covenants and agreements of this Lease, Lessee's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Lessor or by any person claiming by, through or under Lessor.

                                     ARTICLE

                          SUBORDINATION OR SUPERIORITY

     The rights and interest of Lessee under this Lease shall be subject and subordinate to any mortgage or trust deed that may be placed upon the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, if the mortgagee or trustee named in said mortgages or trust deeds shall elect to subject and subordinate the rights and interest of Lessee under this Lease to the lien of its mortgage or deed of trust and shall agree to recognize this Lease of

Lessee in the event of foreclosure if Lessee is not in default. Any mortgagee or trustee may elect to give the rights and interest of Lessee under this Lease priority over the lien of its mortgage or deed of trust. In the event of either such election and upon notification by such mortgagee or trustee to Lessee to that effect, the rights and interest of Lessee under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of the mortgage or trust deed, whether this Lease is dated prior to or subsequent to the date of the mortgage or trust deed. Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within thirty (30) days after demand in writing, Lessee does hereby make, constitute and irrevocably appoint Lessor as its attorney-in-fact and in its name, place, and stead so to do.

                                     ARTICLE

                              SURRENDER OF PREMISES

     SURRENDER. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Lessee's right to possession of the Leased Premises, Lessee will at once surrender and deliver up the Leased Premises, together with all improvements thereon not removed pursuant to Section 18.2, to Lessor in good condition and repair and at least the same condition as existed on the Commencement Date, reasonable wear and tear excepted.

     IMPROVEMENTS. Upon the termination or expiration of this Lease, Lessee may remove Lessee's additions, hardware, trade and nontrade fixtures and improvements, and all of Lessee's personal property and equipment, provided that Lessee shall repair any injury or damage to the Leased Premises which may result from such removals. Such improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Leased Premises (as distinguished from operations incident to the business of Lessee), together with all duct work. If Lessee does not remove Lessee's furniture, machinery, trade fixtures and all other items of personal property of every kind and description from the Leased Premises prior to the end of the term, however ended, Lessor may, at its option, remove the same and deliver them to any other place of business of Lessee or warehouse the same, and Lessee shall pay the cost of such removal, including the repair of any injury or damage to the Leased Premises resulting from such removal, delivery and warehousing to Lessor on demand, or Lessor may treat such property as having been conveyed to Lessor with this Lease as a Bill of Sale, without further payment or credit by Lessor to Lessee.

     HOLDING OVER. Any holding over by Lessee of the Leased Premises after the expiration of this Lease shall operate and be construed to be a tenancy from month to month only, at a monthly rental of the rate of rent payable hereunder for the Lease term for the first sixty (60) days of such holdover period, and thereafter at the rate of one and one-half times the rental rate for the Lease term. Rent payable during the holdover period shall be due monthly in advance on the first day of each month at Lessor's office.

                                     ARTICLE

                                    REMEDIES

     EVENTS OF DEFAULT. Lessee further agrees that any one or more of the following events shall be considered events of default as said term is used herein and Lessee shall be in default if any of the following occurs:

     o A decree or order appointing a receiver of the property of Lessee shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof;

     o Lessee shall vacate the Leased Premises or abandon the same during the term hereof

     o If Lessee shall fail to contest the validity of any lien or claimed lien, including tax liens levied by any revenue officer or similar officer, and to give security to Lessor to insure payment thereof, or, having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and to satisfy any judgment rendered thereon, and such default continues for fifteen (15) days after notice thereof in writing to Lessee;

     o Lessee shall default in any other covenant and agreement herein contained to be kept, observed and performed by Lessee, and such default shall continue for thirty (30) days after notice thereof in writing to Lessee.

     LESSOR'S REMEDIES. Upon the occurrence of any one or more of such events of default, Lessor may terminate this Lease. Upon termination of this Lease, Lessor may reenter the Leased Premises, with or without process of law and using such force as may be necessary, and remove all persons, fixtures, and chattels therefrom and Lessor shall not be liable for any damages resulting therefrom. Such re-entry and repossession shall not work a forfeiture of the rents to be paid and the covenants to be performed by Lessee during the full term of this Lease. Upon such repossession of the Leased Premises, Lessor shall be entitled to recover as liquidated damages and not as a penalty a sum of money equal to the value of the rent and other sums provided herein to be paid by Lessee to Lessor for the remainder of the Lease term. Upon the happening of any one or more of the above-mentioned events, Lessor may repossess the Leased Premises by forcible entry or detainer suit, or otherwise, without demand or notice of any kind to Lessee (except as hereinabove expressly provided for) and without terminating this Lease, in which event Lessor may, but shall be under no obligation so to do, relet all or any part of the Leased Premises for such rent and upon such terms as shall be satisfactory to Lessor, including the right to relet the Leased Premises for a term greater or lesser than that remaining under the Lease term, and the right to relet the Leased Premises as part of a larger area, and the right to change the character or use made of the Leased Premises. For the purpose of such reletting, Lessor may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient If Lessor does not relet the Leased Premises, Lessee shall not be obligated to pay any further amounts to Lessor, and, as its sole remedy, Lessor shall be entitled to retain any rent or other amounts paid in advance as liquidated damages if the default occurs during the initial term of this Lease. If the default occurs during any holdover period, rent shall continue to be due and payable pursuant to Section
18.3. If the Leased Premises are relet, then any sums realized from such reletting, after paying all of the reasonable expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, redecorations, repairs, changes, alterations, additions, attorneys' fees and brokers' commissions), up to the amount of prepaid rent held by Lessor, shall be paid to Lessee.

     If default shall be made in any covenant, agreement, condition or undertaking herein contained to be kept, observed and performed by Lessee, other than the making of any payments as herein provided which cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Lessee, and if Lessee, prior to the expiration of thirty (30) days from and after the giving of such notice, commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, then Lessor shall not have the right to declare the term ended by reason of such default or to repossess without terminating the Lease, provided that the curing of any default in such manner shall not be construed to limit or restrict the right of Lessor to declare the term ended or to repossess without terminating the Lease, and to enforce all of its rights and remedies hereunder for any other default not so cured.

     CUMULATIVE REMEDIES. No remedy herein or otherwise conferred upon or reserved to Lessor shall be considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Lessee may be exercised from time to time and as often as the occasion may arise or as may be deemed expedient. No delay or omission of Lessor to exercise any right or power arising from any default shall impair any such right or power nor shall it be construed to be a waiver of any such default or any acquiescence therein. Neither the rights herein given to receive, collect, sue for or distrain for any rent or rents, monies or payments, or to enforce the terms, provision and condition of this Lease, or to prevent the breach or nonobservance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall in any way affect, impair or toll the right or power of Lessor to declare the Lease terms hereby granted ended, to terminate this Lease as provided for in this Lease, or to repossess without terminating the Lease, because of any default in or breach of the covenants, provisions or conditions of this Lease.

     WAIVER. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.

                                     ARTICLE

                                  MISCELLANEOUS

     FINANCIAL STATEMENTS. Lessee shall furnish Lessor annually within ninety
(90) days after the end of each of Lessee's fiscal years a copy of its annual unaudited statement. It is mutually agreed that Lessor may deliver a copy of such statements to its mortgagee, but otherwise Lessor shall treat such statements and information contained therein as confidential.

     ESTOPPEL CERTIFICATES. Lessee shall at any time and from time to time upon not less that ten (10) days' prior written request from Lessor, execute, acknowledge and deliver to Lessor, In form reasonably satisfactory to Lessor and/or Lessor's mortgagees, a written statement certifying that Lessee has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications), that the Lessor is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, or such other accurate certification as may reasonably be required by Lessor or Lessor's mortgagee, and agreeing to give copies to any mortgagee of Lessor of all notices by Lessee to Lessor. It is intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the Leased Premises, mortgagee of the Leased Premises or their respective successors and assigns.

     RIGHT TO CURE. Lessor may, but shall not be obligated to, cure any default by Lessee specifically including, but not by way of limitation, Lessee's failure to pay Impositions, obtain insurance, make repairs, or satisfy lien claims, after complying with the notice provisions established in Article 19, and whenever Lessor so elects, all costs and expenses paid by Lessor in curing such default, including, without limitation, reasonable attorneys' fees, shall be so much additional rent due on the next rent date after such payment together with interest (at the rate of fifteen percent (15%) per annum from the date of advancement to the date of repayment by Lessee to Lessor).

     AMENDMENTS. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party; and no act or acts, omission or omissions or series of acts or omissions, or waiver, acquiescence or forgiveness by Lessor as to any default in or failure to perform, either in whole or in part, by Lessee, any of the covenants, terms and conditions of this Lease, shall be deemed or construed to be a waiver by Lessor of the right at all times thereafter to insist upon the prompt, full and complete performance by Lessee of each and all of the covenants, terms and conditions thereafter to be performed in the same manner and to the same extent as the same are herein covenanted to be performed by Lessee.

     NOTICES. All notices to or demands upon Lessor or Lessee desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Lessor to Lessee shall be deemed to have been duly and sufficiently given if a copy thereof has been mailed by United States registered or certified mail in envelope properly stamped and addressed to Lessee as follows:

                         Ahead Wisconsin Acquisition Corporation
                         c/o 3105 Patrick Henry Drive
                         Santa Clara,  California 95054
                         Attention: Steve Conlisk

or at such address as Lessee may theretofore have furnished by written notice to Lessor, and any notices or demands from Lessee to Lessor shall be deemed to have been duly and sufficiently given if mailed by United States registered or certified mail in an envelope properly stamped and addressed to Lessor as follows:

Vikron, Inc.
c/o Northland Aluminum Products, Inc.
5005 Highway 7
Minneapolis, Minnesota 55416
Attention: David Dalquist

or at such address as Lessor may theretofore have furnished by written notice to Lessee. The effective date of such notice shall be the date of receipt.

     RECORDATION. This Lease shall not be recorded but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the name of the parties, the legal description and the terms of the Lease.

     TIME OF ESSENCE. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

     RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Lessor and Lessee.

     CAPTIONS. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

     SEVERABILITY. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     APPLICABLE LAW. This Lease shall be construed and enforced in accordance with the laws of the state where the Leased Premises are located.

     BINDING EFFECT. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

     BROKERAGE. Lessee warrants that it has had no dealings with any broker or agent in connection with this Lease. Lessee covenants to pay, hold harmless and indemnify Lessor from and against any and all costs, expenses or liability for any compensation, commissions or charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof. Lessor warrants that it has had no dealings with any broker or agent in connection with this Lease. Lessor covenants to pay, hold harmless and indemnify Lessee from and against any and all costs, expenses or liability for any compensation, commissions or charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof

     LESSOR. The term "Lessor" as used in this Lease, so far as covenants or obligations on the part of Lessor are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer or transfers of the title to such fee, Lessor herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Lessor contained in this Lease there after to be performed, provided that any funds in the hands of such Lessor or the then grantor at the time of such transfer, in which Lessee has interest, shall be turned over to the grantee, and any amount then due and payable to Lessee by Lessor or the then grantor under any provisions of this Lease, shall be paid to Lessee.

     LENDER'S REQUIREMENTS. If any mortgagee or committed financer of Lessor should require, as a condition precedent to the closing of any loan or the disbursal of any money under any loan, that this Lease be amended or supplemented in any manner Lessor shall give written notice thereof to Lessee, which notice shall be accompanied by a Lease Supplement Agreement embodying such amendments and supplements. Lessee shall, within ten (10) business days after the effective date of Lessor's notice, either consent to such amendments and supplements (which consent shall not be unreasonably withheld) and execute the tendered Lease Supplement Agreement, or deliver to Lessor a written statement of its reason or reasons for refusing to so consent and execute. Failure of Lessee to respond within the ten (10) business day period shall be a default under this Lease without further notice.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Agreement on the day and year first above written.

LESSOR:                                   LESSEE:

VIKRON, INC.                              AHEAD WISCONSIN ACQUISITION
                                          CORPORATION

By: /s/ DAVID Dalquist                    By: /s/ STEVE CONLISK
    -------------------------------           -------------------------------
Name: David Dalquist                      Name: /s/ STEVE CONLISK
      -----------------------------              ----------------------------
Title: President                          Title: Vice President-Finance
       ----------------------------              ----------------------------

                                 SCHEDULE 8.1.1

                        FORM OF NON-COMPETITION AGREEMENT

                            NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of June 17, 1996, by and among Ahead Wisconsin Acquisition Corporation, a Delaware corporation ("Purchaser"), Vikron, Inc., a Wisconsin corporation ("Seller") and Donald A. Puls (the "Shareholder") (Shareholder and Seller are sometimes referred to herein as "Selling Parties"), with reference to the following:

     A. Seller is engaged in the business of the manufacturing, producing, selling and distributing magnetic data reading and recording heads and other types of magnetic heads.

     B. Concurrent with the execution and delivery of this Agreement, Selling Parties have conveyed and assigned to Purchaser certain of the assets and properties of Seller and Purchaser has assumed certain liabilities of Seller pursuant to a certain Asset Purchase Agreement, dated as of June 17, 1996, among Purchaser, Seller, Northland Aluminum Products, Inc., a Minnesota corporation, and Ahead Technology, Inc., a Delaware corporation (the "Asset Purchase Agreement"). Capitalized terms used but not defined herein shall have the respective meanings attributed to such terms in the Asset Purchase Agreement.

     C. Shareholder is the President of Seller and holder of shares of capital stock of Seller. Shareholder also is actively engaged in all aspects of Seller's operations. Shareholder knows or has access to confidential information which is competitively valuable and/or trade secrets associated with the operations of Seller.

     NOW, THEREFORE, in consideration of the respective covenants of the parties set forth in this Agreement and as an inducement for Purchaser to enter into, and consummate the transactions under, the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Non-Competition. Selling Parties, jointly and severally, agree that, for a period of thirty six (36) months after the Closing Date, within the territory set forth in Schedule 1 hereto, none of the Selling Parties, either jointly or severally, nor any of their respective associates or affiliates, shall directly or indirectly own, operate, become interested in, or carry on or become involved in any manner whatsoever in any business which is similar or competitive with any aspect of the business of Seller as conducted on or prior to the Closing, including, without limitation, the manufacture, production, distribution or sale of products similar in nature or type to that offered for sale by Seller on or prior to the Closing. Without limiting any of the foregoing, the parties agree that this covenant is intended to prohibit such Selling Parties, either jointly or severally, from engaging in such proscribed activities, either, as the case may be, as an individual, owner, partner, employee, consultant, stockholder (except as a holder of stock in a corporation whose stock is publicly traded and which is subject to the reporting requirements of the Securities Exchange Act of 1934, and then only to the extent of owning not more than one percent (1%) of the issued and outstanding stock of such corporation), agent or salesman for any person, firm or corporation, or otherwise.

     2. Interference; Confidentiality. Selling Parties, jointly and severally, agree that:

     2.1 For a period of thirty six (36) months after the Closing Date, neither the Selling Parties nor any of their associates or affiliates shall hire, directly or indirectly, any employee employed by Seller as of the Closing Date who is subsequently employed by Purchaser during the term hereof, or attempt to induce any such employee to leave such employ and to work, directly or indirectly, for or with the Selling Parties or any such associates or affiliates thereof.

     2.2 For a period of thirty six (36) months after the Closing Date, neither the Selling Parties nor any of their associates or affiliates shall solicit, induce or attempt to induce any customer of Seller at the Closing Date to cease doing business in whole or in part with Purchaser.

     2.3 All documents, inventions, customer, supplier and prospect lists, business, marketing and sales information and plans, catalogues, trademarks, processes, drawings, programs, designs, names, copyrights, customer requirements, price and cost information, records, techniques, know-how, business secrets and other information which has come into the possession of any of the Selling Parties from time to time in the course of and for the business of Seller prior to the Closing Date shall be deemed to be the confidential and proprietary information of Purchaser. Each of the Selling Parties shall keep confidential, and shall not divulge to any other party or use following the date of this Agreement, any confidential information or business secrets of Seller existing prior to the Closing Date, including, but not limited to, any matters deemed confidential and proprietary as provided in this section.

     3. Separate Covenants. The parties intend that the covenants and subparagraphs contained in Paragraphs 1 and 2 hereof shall be construed as a series of separate covenants, one for each jurisdiction specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the immediately preceding subparagraph. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in the immediately preceding subparagraph, then such unenforceable covenants shall be deemed eliminated from these provisions for the purpose of those proceedings solely to the extent necessary to permit the remaining separate covenants to be enforced.

     4. Remedies. In the event that any party breaches any of its covenants under this Agreement, it is agreed that the non-defaulting party or parties shall be entitled to obtain from a court of competent jurisdiction injunctive relief (including but not limited to specific performance) directing that such defaulting party cease and desist from such prohibited conduct and enforcing the agreements of the defaulting party hereunder. Such right to injunctive relief shall be in addition to all other legal and equitable rights and remedies available to such non-defaulting party.

     5. Miscellaneous.

     5.1 Notices. Any notice to Purchaser required or permitted under this Agreement shall be given in accordance with the provisions of the Asset Purchase Agreement.

     5.2 Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     5.3 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior oral and written agreements, understandings, commitments and practices among the parties with respect thereto. No amendments, modifications or supplements to this Agreement may be made except by a writing signed by the party to be bound.

     5.4 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Wisconsin.

     5.5 Further Assurances. Each of the parties hereto shall execute and deliver any and all additional instruments, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their respective obligations hereunder, to carry out the intent of the parties hereto.

     5.6 Waiver. No delay or omission on the part of any party hereto in exercising any right under this Agreement shall operate as a waiver of such right or any other right, and no waiver of any right conferred by this Agreement shall be binding unless signed by or on behalf of each such party. A waiver on one occasion shall not be construed as a bar to or a waiver of any party's right to enforce any rights hereunder on any future occasion.

     5.7 Successors and Assigns. This Agreement shall apply to, and inure to the benefit of, and be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns.

     5.8 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same document.

     AGREED TO AND ACCEPTED by the parties hereto as of the day and year first above written.


                              VIKRON, INC.


                              By: /s/ DONALD A. PULS
                                  -----------------------------------
                                  Donald A. Puls, President

                              /s/ DONALD A. PULS
                              ---------------------------------------
                              DONALD A. PULS ("Shareholder")


                              AHEAD WISCONSIN ACQUISITION CORPORATION


                              By: /s/ STEVE CONLISK
                                  -----------------------------------

                              Name: /s/ Steve Conlisk
                                    ---------------------------------

                              Title: Vice President-Finance
                                     --------------------------------

                                   SCHEDULE 1

                              Geographic Territory

     All cities, counties and jurisdictions within the United States and worldwide within which or to Seller has conducted its business or made sales on or prior to the date hereof, including, without limitation, the County of Polk, in the State of Wisconsin.

                                 SCHEDULE 9.2.1

                          FORM WARRANTY OF BILL OF SALE

                              WARRANTY BILL OF SALE

     This Warranty Bill of Sale is given with respect to and in accordance with the Asset Purchase Agreement, dated as of June 17, 1996 (the "Purchase Agreement"), between Vikron, Inc., a Wisconsin corporation ("Seller"), Northland Aluminum Products, Inc., a Minnesota corporation, Ahead Wisconsin Acquisition Corporation, a Delaware corporation ("Purchaser"), and Ahead Technology, Inc., a Delaware corporation. Capitalized terms not otherwise defined in this Warranty Bill of Sale shall have the meanings given to them in the Purchase Agreement.

     1. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller hereby sells, transfers and assigns to Purchaser (and to Purchaser's successors and assigns forever) all of Seller's rights, title and interest in and to the Assets, including, without limitation, all Fixed Assets listed in Schedule 1.1.1 of the Purchase Agreement and all inventory, work-in-progress and stock-in-trade of Seller.

     2. Subject to the terms and conditions of the Purchase Agreement, Seller represents and warrants to Purchaser that (i) Seller has good and marketable title to all of the Assets, and (ii) the assets are not subject to any mortgage, pledge, lien, conditional sales agreement, security agreement, encumbrance or charge of any kind or nature.

     IN WITNESS WHEREOF, Seller has executed this Warranty Bill of Sale, effective as of June 17, 1996.


                              VIKRON, INC.


                              By: /s/ DONALD A. PULS
                                  ---------------------------------
                                  Donald A. Puls, President

                              SCHEDULE 9.2.2

                        FORM OF ASSIGNMENT OF INTANGIBLES

                            ASSIGNMENT OF INTANGIBLES

     This Assignment is given with respect to and in accordance with the Asset Purchase Agreement, dated as of June 17, 1996 (the "Purchase Agreement"), between Vikron, Inc., a Wisconsin corporation ("Seller"), Ahead Wisconsin Acquisition Corporation, a Delaware corporation ("Purchaser"), Northland Aluminum Products, Inc. and Ahead Technology, Inc., a Delaware corporation. Capitalized terms not otherwise defined in this Assignment shall have the respective meanings given to them in the Purchase Agreement.

     Seller, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby sells, assigns and transfers to Purchaser all of its right, title and interest in and to the goodwill and other intangibles of Seller sold pursuant to the Purchase Agreement, including, without limitation, the Proprietary Rights and the Accounts Receivable.

     IN WITNESS WHEREOF, Seller has executed this Assignment of Intangibles as of June 17, 1996.


                              VIKRON, INC.


                              By: /s/ DONALD A. PULS
                                  ---------------------------------
                                  Donald A. Puls, President

                                 SCHEDULE 9.2.3

                FORM OF ASSIGNMENT OF ASSUMPTION OF CONTRACTS

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS

     This Assignment and Assumption of Contracts is given with respect to and in accordance with the Asset Purchase Agreement, dated as of June 17, 1996 (the "Purchase Agreement"), among Vikron, Inc., a Wisconsin corporation ("Assignor"), Ahead Wisconsin Acquisition Corporation, a Delaware corporation ("Assignee"), Northland Aluminum Products, Inc., a Minnesota corporation, and Ahead Technology, Inc., a Delaware corporation. Capitalized terms not otherwise defined in this Assignment and Assumption of Contracts shall have the respective meanings given to them in the Purchase Agreement.

      1. Assignor, for good and valuable consideration, the receipt and adequacy of which is acknowledged, hereby assigns and transfers to Assignee all of Assignor's right, title and interest in and to all of the contracts and commitments listed on Exhibit "A" attached hereto (the "Assigned Contracts").

      2. Assignee hereby assumes and agrees to perform all of the obligations of Assignor under the Assigned Contracts from and after the Closing Date.

      3. Assignee is not assuming any liability or obligation of Assignor relating to or arising from Assignor's performance of or failure to perform any obligation under any Assigned Contracts prior to the Closing Date.

      4. This Assignment and Assumption of Contracts will not affect Assignee's right to assert any defense under any Assigned Contract, at law, in equity or otherwise against the validity or enforceability of any liability or obligation under any Assigned Contract.

      5. This Assignment and Assumption of Contracts may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same document.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Contracts as of June 17, 1996.


                              VIKRON, INC.


                              By: /s/ DONALD A. PULS
                                  ---------------------------------
                                  Donald A. Puls, President




                              AHEAD WISCONSIN ACQUISITION CORPORATION


                              By: /s/ STEVE CONLISK
                                  ---------------------------------
                                  Name:  Steve Conlisk
                                  Title: Vice President--Finance

                                   Exhibit "A"

                                SCHEDULE 9.2.9(a)

                          FORM OF SELLER'S CERTIFICATE

                            CERTIFICATE OF SECRETARY

                                       OF

                                  VIKRON, INC.

     Reference is made to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of June 17, 1996, by and among Vikron, Inc., a Wisconsin corporation ("Seller"), Ahead Wisconsin Acquisition Corporation, a Delaware corporation ("Purchaser"), Northland Aluminum Products, Inc., a Minnesota corporation ("Northland") and Ahead Technology, Inc., a Delaware corporation. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Asset Purchase Agreement. The undersigned, Susan Brust, hereby certifies that:

     1. She is the duly elected and qualified Secretary of Seller.

     2. Attached hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of Seller in effect as of the date hereof.

     3. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of Seller in effect as of the date hereof.

     4. Attached hereto as Exhibit C is a true and correct copy of (i) resolutions of the Board of Directors of Seller adopted by unanimous written consent of the Board on June __, 1996, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect, and pursuant to which the Asset Purchase Agreement and Seller's sale of the Assets to Purchaser have been duly approved and adopted by such Board of Directors; and
(ii) resolutions of the shareholders of Seller adopted by unanimous written consent of such shareholders on June 17, 1996, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect, and pursuant to which the Asset Purchase Agreement and Seller's sale of the Assets to Purchaser have been duly approved and adopted by such shareholders.

     5. There is currently no proceeding for the dissolution or liquidation of Seller or threatening its existence.

     6. All of Seller's obligations set forth in Paragraphs 5, 6 and 8 of the Asset Purchase Agreement have been completed, satisfied and complied with.

     7. Seller's conditions to Closing set forth in Section 7 of the Asset Purchase Agreement are either satisfied or deemed waived.

     8. Each of the persons set forth below are the duly elected and qualified incumbents in the offices set forth below each person's name, have been and are duly authorized to sign, on behalf of Seller, the Asset Purchase Agreement and all documents relating to the transactions contemplated therein which such person has signed and the signature set forth opposite each person's name below is such person's authentic and genuine signature.


      Name                                Signature
      ----                                ---------

Donald A. Puls                            /s/ DONALD A. PULS
President


Susan Brust                               /s/ SUSAN BRUST
Secretary


     IN WITNESS WHEREOF, the undersigned has set her hand hereto as of the 17th day of June, 1996.

                                          /s/ SUSAN BRUST
                                          -------------------------------
                                          Susan Brust
                                          Secretary
                                          Vikron, Inc.


     I, Donald A. Puls, President of Vikron, Inc., a Wisconsin corporation ("Seller"), certify that Susan Brust is the duly appointed and acting Secretary of Seller and that the signature above is genuine.


Dated: June 17, 1996

                                          /s/ DONALD A. PULS
                                          --------------------------------
                                          Donald A. Puls
                                          President
                                          Vikron, Inc.

                                   EXHIBIT A

                            ARTICLES OF INCORPORATION

                                    EXHIBIT B

                                     BYLAWS

                                    EXHIBIT C

                                   RESOLUTIONS

                                SCHEDULE 9.2.9(b)

                         FORM OF NORTHLAND'S CERTIFICATE

                            CERTIFICATE OF SECRETARY

                                       OF

                        NORTHLAND ALUMINUM PRODUCTS, INC.

     Reference is made to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of June 17, 1996, by and among Vikron, Inc., a Wisconsin corporation ("Seller"), Ahead Wisconsin Acquisition Corporation, a Delaware corporation ("Purchaser"), Northland Aluminum Products, Inc., a Minnesota corporation ("Northland"), and Ahead Technology, Inc., a Delaware corporation. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Asset Purchase Agreement. The undersigned, Dorothy Dalquist, hereby certifies that:

     1. She is the duly elected and qualified Secretary of Northland.

     2. Attached hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of Northland in effect as of the date hereof.

     3. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of Northland in effect as of the date hereof.

     4. Attached hereto as Exhibit C is a true and correct copy of (i) the resolutions duly adopted by the Board of Directors of Northland by unanimous written consent on June 17, 1996, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect, and pursuant to which the Asset Purchase Agreement and Northland's purchase of the Assets from Seller have been duly approved and adopted by such Board of Directors.

     5. There is no proceeding for the dissolution or liquidation of Northland or threatening its existence.

     6. All of Northland's obligations set forth in Paragraphs 5, 6 and 8 of the Asset Purchase Agreement have been completed, satisfied and complied with.

     7. Each of the persons set forth below are the duly elected and qualified incumbents in the offices set forth below each person's name, have been and are duly authorized to sign, on behalf of Northland, the Asset Purchase Agreement and all documents relating to the transactions contemplated therein which such person has signed and the signature set forth opposite each person's name below is such person's authentic and genuine signature.

      Name                                      Signature
      ----                                      ---------

David Dalquist                            /s/ DAVID DALQUIST
President                                 ---------------------------------


Dorothy Dalquist                          /s/ DOROTHY DALQUIST
Secretary                                 ---------------------------------


      IN WITNESS WHEREOF, the undersigned has set her hand hereto as of the 17th day of June, 1996.

                                          /s/ DOROTHY DALQUIST
                                          ---------------------------------
                                          Dorothy Dalquist
                                          Secretary
                                          Northland Aluminum Products, Inc.


      I, David Dalquist, President of Northland Aluminum Products, Inc. ("Purchaser"), certify that Dorothy Dalquist is the duly appointed and acting Secretary of Northland and that the signature above is genuine.


Dated:  June 17, 1996

                                          /s/ DAVID DALQUIST
                                          ---------------------------------
                                          David Dalquist
                                          President
                                          Northland Aluminum Products, Inc.

                                   EXHIBIT A

                            ARTICLES OF INCORPORATION

                                    EXHIBIT B

                                     BYLAWS

                                    EXHIBIT C

                                BOARD RESOLUTIONS

                                SCHEDULE 9.2.9(c)

                         FORM OF PURCHASER'S CERTIFICATE

                            CERTIFICATE OF SECRETARY

                                       OF

                     AHEAD WISCONSIN ACQUISITION CORPORATION

     Reference is made to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of June 17, 1996, by and among Vikron, Inc., a Wisconsin corporation ("Seller"), Ahead Wisconsin Acquisition Corporation, a Delaware corporation ("Purchaser"), Northland Aluminum Products, Inc., a Minnesota corporation, and Ahead Technology, Inc., a Delaware corporation. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Asset Purchase Agreement. The undersigned, Steve Conlisk, hereby certifies that:

     1. He is the duly elected and qualified Secretary of Purchaser.

     2. Attached hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of Purchaser in effect as of the date hereof.

     3. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of Purchaser in effect as of the date hereof.

     4. Attached hereto as Exhibit C is a true and correct copy of the resolutions duly adopted by the Board of Directors of Purchaser by unanimous written consent on June 17, 1996, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect, and pursuant to which the Asset Purchase Agreement and Purchaser's purchase of the Assets from Seller have been duly approved and adopted by such Board of Directors.

     5. There is no proceeding for the dissolution or liquidation of Purchaser or threatening its existence.

     6. All of Purchaser's obligations set forth in Paragraph 7 of the Asset Purchase Agreement have been completed, satisfied and complied with.

     7. Purchaser's conditions to Closing set forth in Section 6 of the Asset Purchase Agreement are satisfied or deemed waived.

     8. Each of the persons set forth below are the duly elected and qualified incumbents in the offices set forth below each person's name, have been and are duly authorized to sign, on behalf of Purchaser, the Asset Purchase Agreement and all documents relating to the transactions contemplated therein which such person has signed and the signature set forth opposite each person's name below is such person's authentic and genuine signature.

      Name                                     Signature
      ----                                     ---------


Arthur Honegger                          /s/ ARTHUR HONEGGER
President                                --------------------------------

Steve Conlisk                            /s/ STEVE CONLISK
Secretary                                --------------------------------


     IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 17th day of June, 1996.

                                         /s/ STEVE CONLISK
                                         --------------------------------
                                         Steve Conlisk
                                         Secretary
                                         Ahead Wisconsin Acquisition Corporation

      I, Arthur Honegger, President of Ahead Wisconsin Acquisition Corporation ("Purchaser"), certify that Steve Conlisk is the duly appointed and acting Secretary of Purchaser and that the signature above is genuine.


Dated:  June 17, 1996

                                         /s/ ARTHUR HONEGGER
                                         --------------------------------
                                         Arthur Honegger
                                         President
                                         Ahead Wisconsin Acquisition Corporation

                                   EXHIBIT A

                            ARTICLES OF INCORPORATION

                                    EXHIBIT B

                                     BYLAWS

                                    EXHIBIT C

                                BOARD RESOLUTIONS

                               SCHEDULE 9.2.9(d)

                           FORM OF AHEAD'S CERTIFICATE

                            CERTIFICATE OF SECRETARY

                                       OF

                             AHEAD TECHNOLOGY, INC.

     Reference is made to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of June 17, 1996, by and among Vikron, Inc., a Wisconsin corporation ("Seller"), Ahead Wisconsin Acquisition Corporation, a Delaware corporation ("Purchaser"), Northland Aluminum Products, Inc., a Minnesota corporation, and Ahead Technology, Inc., a Delaware corporation ("Ahead"). Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Asset Purchase Agreement. The undersigned, Steve Conlisk, hereby certifies that:

     1. He is the duly elected and qualified Secretary of Ahead.

     2. Attached hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of Ahead in effect as of the date hereof.

     3. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of Ahead in effect as of the date hereof.

     4. Attached hereto as Exhibit C is a true and correct copy of the resolutions duly adopted by the Board of Directors of Ahead by unanimous written consent on June 17, 1996, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect, and pursuant to which the Asset Purchase Agreement has been duly approved and adopted by such Board of Directors.

     5. There is no proceeding for the dissolution or liquidation of Ahead or threatening its existence.

     6. Each of the persons set forth below are the duly elected and qualified incumbents in the offices set forth below each person's name, have been and are duly authorized to sign, on behalf of Ahead, the Asset Purchase Agreement and all documents relating to the transactions contemplated therein which such person has signed and the signature set forth opposite each person's name below is such person's authentic and genuine signature.

      Name                                      Signature
      ----                                      ---------

                                          /s/ ARTHUR HONEGGER
Arthur Honegger                           --------------------------------
President
                                          /s/ STEVE CONLISK
Steve Conlisk                             --------------------------------
Secretary

      IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 17th day of June, 1996.
                                          /s/ STEVE CONLISK
                                          --------------------------------
                                          Steve Conlisk
                                          Secretary
                                          Ahead Technology, Inc.

      I, Arthur Honegger, President of Ahead Technology, Inc. ("Ahead"), certify that Steve Conlisk is the duly appointed and acting Secretary of Ahead and that the signature above is genuine.


Dated:  June 17, 1996
                                          /s/ ARTHUR HONEGGER
                                          --------------------------------
                                          Arthur Honegger
                                          President
                                          Ahead Technology, Inc.

                                   EXHIBIT A

                            ARTICLES OF INCORPORATION

                                    EXHIBIT B

                                     BYLAWS

                                    EXHIBIT C

                                BOARD RESOLUTIONS